UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 10549
                              --------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            Schedule 14A Information

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant                     |X|
         Filed by a Party other than the Registrant  |_|

         Check the appropriate box:
         |X|      Preliminary Proxy Statement
         |_|      Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e)(2))
         |_|      Definitive Proxy Statement
         |_|      Definitive Additional Materials
         |_|      Soliciting Material Pursuant to ss. 240.14a-12

                          AG-BAG INTERNATIONAL LIMITED
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

         Payment of Filing Fee (check the appropriate box):

         |_|      No fee required

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
                  (1) Title of each class of securities to which transaction applies:
                  (2) Aggregate number of securities to which transaction applies:
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
                  (4)      Proposed maximum aggregate value of transaction:
                           $9,000,000.
                  (5)      Total fee paid: $1,800

         |X| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:
                  (2)      Form, Schedule or Registration Statement No.:
                  (3)      Filing Party:
                  (4)      Date Filed:
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                                                                     Preliminary
                          AG-BAG INTERNATIONAL LIMITED
                               2320 SE AG-BAG LANE
                               WARRENTON, OR 97146

                              _______________, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the "ANNUAL MEETING") of Ag-Bag International Limited (the "COMPANY").

                  Place:   Company Headquarters
                           2320 SE Ag-Bag Lane
                           Warrenton, OR  97146

                  Date:    _________, _______________, 2004

                  Time:    9:00 a.m. local time

The Notice of the Annual Meeting and Proxy Statement accompany this letter. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company.


This meeting is important because we are asking you to approve the sale of substantially all of our operating assets and the change of our name, in addition to the election of directors. Our board of directors believes the asset sale is in our best interests and the best interests of our stockholders and our board is recommending that you vote for the asset sale and name change proposals. In addition, our board is recommending that you vote for the election of directors.


We know that many of our stockholders will be unable to attend the Annual Meeting. Proxies are therefore solicited so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                                   Sincerely,

                                   LouAnn Tucker, Secretary

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                                    IMPORTANT

A proxy card is enclosed herewith. All stockholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED

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                                                                     Preliminary
                          AG-BAG INTERNATIONAL LIMITED
                     ANNUAL MEETING - _______________, 2004
            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Larry Inman and LouAnn Tucker, and each of them, proxies, with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of stockholders of Ag-Bag International Limited to be held at 2320 SE Ag-Bag Lane, Warrenton, Oregon, on _______________, 2004, at 9:00 A.M. local time, or at any adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:


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PROPOSAL 1 - APPROVAL OF ASSET PURCHASE AGREEMENT (Proposed by Board of
Directors)


     |_|      FOR                 |_|      AGAINST            |_|     ABSTAIN

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PROPOSAL 2 - APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO AB HOLDING GROUP, INC. (Proposed by Board of Directors)


     |_|      FOR                 |_|      AGAINST            |_|     ABSTAIN

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PROPOSAL 3 - ELECTION OF CLASS III DIRECTORS (Proposed by Board of Directors)


         |_| FOR all nominees listed below (except as marked to the contrary below) or, if any named nominee is unable to serve, for a substitute nominee.

         |_| WITHHOLD AUTHORITY to vote for all nominees listed below.

                  LARRY R. INMAN            LEMUEL E. CUNNINGHAM

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                  ------------------------     -------------------------

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSALS.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                            Date: _______________________, 2004.


                            ----------------------------------------------------
                            Stockholder's Signature

                            ----------------------------------------------------
                            Stockholder's Signature (if shares are held jointly)

                            Please date and sign exactly as your name appears hereon, including designation as executor, trustee, etc., if applicable. When shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or other entity, please sign in such entity's name by an authorized person.


PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
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ENVELOPE.
---------

                                                                     Preliminary
                          AG-BAG INTERNATIONAL LIMITED
                               2320 SE AG-BAG LANE
                             WARRENTON, OREGON 97146

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD _______________, 2004


TO THE STOCKHOLDERS OF AG-BAG INTERNATIONAL LIMITED:

The Annual Meeting of Stockholders ("ANNUAL MEETING") of Ag-Bag International Limited, a Delaware corporation ("COMPANY") will be held at the offices of the Company, 2320 SE Ag-Bag Lane, Warrenton, Oregon, on _________, _______________, 2004, at 9:00 A.M. local time, for the following purposes:


         1. To consider resolutions to approve the Asset Purchase Agreement dated as of August 13, 2004 between the Company and Miller St. Nazianz, Inc. ("MILLER") pursuant to which we will sell substantially all of our operating assets to Miller;

         2. To amend our certificate of incorporation to change our name to AB Holding Group, Inc.;

         3. To elect two directors to serve for a three-year term and until their successors are elected and qualified; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.


The Board of Directors has fixed the close of business on ____________, 2004 as the record date. Only stockholders of record as of such date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   LouAnn Tucker, Secretary
Warrenton, Oregon
_______________, 2004

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ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU CHOOSE TO ATTEND THE ANNUAL MEETING.
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                                                                     Preliminary



                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Solicitation...............................................................   1
Voting Matters.............................................................   1
Summary Term Sheet for Asset Sale..........................................   2
Questions and Answers About The Annual Meeting, Asset Sale Proposal and
Name Change Proposal.......................................................   4
Forward-Looking Statements.................................................   6
PROPOSAL 1 -- Approval of Asset Purchase Agreement.........................   7
      Parties to the Asset Sale............................................   7
      Proposal.............................................................   7
      Background of the Asset Sale.........................................   7
      Reasons for the Asset Sale...........................................  12
      Assets to be Sold....................................................  13
      Excluded Assets......................................................  13
      Purchase Price.......................................................  14
      Use of Proceeds......................................................  15
      Representations and Warranties.......................................  15
      Covenants............................................................  16
      Conditions to Completing the Asset Sale..............................  17
      Third Party Proposals................................................  18
      Closing of the Asset Sale............................................  18
      Survival of Representations, Warranties and Covenants................  18
      Indemnification......................................................  19
      Arbitration..........................................................  19
      Fees and Expenses....................................................  19
      No Payments to Stockholders..........................................  19
      Reports, Opinions, and Appraisals Relating to Asset Sale.............  19
      Interests of Certain Persons in the Asset Sale.......................  20
      Conduct of Business Following the Asset Sale.........................  20
      Material U.S. Federal Income Tax Consequences of the Asset Sale......  21
      Accounting Treatment of the Asset Sale...............................  21
      Risk Factors.........................................................  22
      Board Recommendation.................................................  23
PROPOSAL 2 -- Amendment of Our Certificate of Incorporation to Change of Name23
PROPOSAL 3 -- Election of Directors........................................  23
      The Ag-Bag Board of Directors........................................  23
      Certain Relationships and Related Transactions.......................  26
      Audit Committee Report...............................................  27
      Security Ownership of Beneficial Owners..............................  29
      Performance Graph....................................................  31
      Board Compensation Committee Report on Executive Compensation........  31
      Executive Compensation...............................................  32
Other Matters..............................................................  34
Incorporation by Reference.................................................  35
ANNEX A - Asset Purchase Agreement......................................... A-1

                                                                     Preliminary
                          AG-BAG INTERNATIONAL LIMITED
                               2320 SE AG-BAG LANE
                             WARRENTON, OREGON 97146
                                 (503) 861-1644
                     --------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON _______________, 2004
                     --------------------------------------

 -------------------------------------------------------------------------------

                                  SOLICITATION
 -------------------------------------------------------------------------------

The accompanying proxy is solicited by the Board of Directors of Ag-Bag International Limited, a Delaware corporation ("COMPANY," "WE," "OUR" or "US"), in connection with our Annual Meeting of Stockholders ("ANNUAL MEETING") to be held at 2320 SE Ag-Bag Lane, Warrenton, Oregon 97146 on _______________, 2004, at 9:00 a.m. local time. Copies of this proxy statement and the accompanying notice and proxy are being mailed to the stockholders on or about _______________, 2004.

We will pay the expense of this solicitation. We will make solicitations primarily by the use of the mails. If necessary to obtain reasonable representation of stockholders at the annual meeting, we may also solicit proxies by telephone, electronic communications, or personal interview. Our regular employees, who will not be additionally compensated therefor, if any, will make such further solicitation. We will request brokers, banks or other persons holding stock in their names, or in the names of their nominees, to forward proxy materials to the beneficial owners of such stock or request authority for the execution of the proxies and will reimburse brokers or other persons for their expenses in so doing. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

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                                 VOTING MATTERS
 -------------------------------------------------------------------------------

RECORD DATE INFORMATION

The Board of Directors has fixed the close of business on ____________, 2004 as the record date. Only stockholders of record at the close of business on ____________, 2004 are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, 11,956,991 shares of Common Stock, $0.01 par value per share, were outstanding ("OUTSTANDING SHARES").

QUORUM

A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of our stockholders are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes will be counted toward the quorum. When a proxy in the form accompanying this proxy statement is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the proxy. If no instructions are specified, the shares will be voted FOR each proposal and such votes will be counted toward determining a quorum.

VOTE NECESSARY FOR ACTION

Each Outstanding Share entitles the holder to one vote upon each matter to be presented at the Annual Meeting.

                                                                     Preliminary


Proposal 1: The approval of the Asset Purchase Agreement will be approved if Proposal 1 receives the affirmative vote of a majority of the Outstanding Shares. Abstentions and broker non-votes will have the effect of negative votes.

Proposal 2: The approval of the amendment of our certificate of incorporation to change our name will be approved if Proposal 2 receives the affirmative vote of a majority of the Outstanding Shares. Abstentions and broker non-votes will have the effect of negative votes.

Proposal 3: If a quorum is present, each nominee for election to the Board of Directors will be elected by a plurality of the votes cast by holders of the Outstanding Shares. Broker non-votes will not be taken into account in determining the outcome of the election.


REVOCABILITY OF PROXY

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The stockholder may revoke a proxy given in response to this solicitation by (1) delivering a written notice of revocation, or later-dated proxy, to the Secretary of the Company, or (2) attending the meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

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                        SUMMARY TERM SHEET FOR ASSET SALE
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This summary highlights selected information contained in this proxy statement and may not contain all of the information that you may consider important. To understand the proposals more fully and for a more complete description of the legal terms of the proposals, you should read carefully the entire proxy statement and the other documents to which we have referred you.

ASSETS TO BE SOLD:

                           Under the terms of the Asset Purchase Agreement, we have agreed to sell to Miller St. Nazianz, Inc. ("MILLER") substantially all of our operating assets and Miller has also agreed to assume liabilities relating to the purchased assets and the operation of our business arising after the closing. Certain of our assets will be excluded. See "Proposal 1 - Assets to be Sold" and "Proposal 1 - Excluded Assets."

PURCHASE PRICE:            Miller has agreed to purchase the assets in exchange
                           for assuming liabilities relating to the purchased assets and business that arise after the closing and paying us an amount equal to:
                           o    the value of inventory on hand at closing,
                                calculated in accordance with the Asset Purchase Agreement; plus
                           o    the depreciated book value of equipment; plus
                           o    $1,200,000; minus
                           o    the amount of warranty expense accrued by us
                                during the 12 months prior to closing. Assuming the asset sale had closed on September 30, 2004, the net book value of the assets to be sold would have been approximately $6.6 million and the purchase price would have been approximately $7.5 million. The net book value of the assets excluded from the asset sale would have been approximately $3.5 million. See "Proposal 1 - Purchase Price."

CLOSING CONDITIONS:        The Asset Purchase Agreement contains closing
                           conditions that are customary to transactions similar to the asset sale, including approval by our stockholders. See "Proposal 1 - Conditions to
                           Completing the Asset Sale."

                                                                     Preliminary

NONCOMPETITION AGREEMENTS: Miller's obligation to complete the asset sale is contingent on obtaining noncompetition agreements with certain of our affiliates. See "Proposal 1 - Conditions to Completing the Asset Sale."


THIRD PARTY PROPOSALS:     The Asset Purchase Agreement prohibits us from
                           soliciting, initiating or encouraging any inquiries or proposals regarding an acquisition of us. However, this prohibition does not apply with respect to certain superior offers. See "Proposal 1 - Third
                           Party Proposals."

SURVIVAL OF REPRESENTATIONS,
WARRANTIES AND COVENANTS:  Subject to certain exceptions, the representation and warranties of the parties will survive the closing of the asset sale for 12 months. See "Proposal 1 - Survival of Representations, Warranties and Covenants."


INDEMNIFICATION:           Each party has agreed to indemnify the other party
                           for losses, costs, expenses or damages resulting from any breach of a representation, warranty or agreement and to defend the other party against any third party claim or litigation in certain circumstances and subject to certain restrictions and limitations. See
                           "Proposal 1 - Indemnification."

NO PAYMENT TO STOCKHOLDERS:No payments will be made to stockholders as a direct result of the asset sale. See "Proposal 1 - No Payment to Stockholders."


REPORTS, OPINIONS AND
APPRAISALS RELATING TO THE
ASSET SALE:                Our board of directors did not seek an independent
                           valuation or third party opinion as to the fair value of the consideration to be received in the asset sale. See "Proposal 1 - Reports, Opinions and
                           Appraisals Relating to the Asset Sale."

INTERESTS OF CERTAIN PERSONS
IN THE ASSET SALE:         The asset sale will trigger payments to certain
                           employees pursuant to Change in Control Agreements that we have entered into with these employees. See
                           "Proposal 1 - Interests of Certain Persons in the
                           Asset Sale."

MATERIAL U.S. FEDERAL INCOME
TAX CONSEQUENCES OF THE
ASSET SALE:                We will recognize gain or loss for federal income tax
                           purposes on the sale of the assets in the asset sale.
                           We anticipate that we will have available sufficient net operating loss carryforwards to completely offset any gain we would expect to recognize as a result of the asset sale. Stockholders will not recognize any gain or loss due to the asset sale. See "Proposal 1 -
                           Material U.S. Federal Income Tax Consequences of the
                           Asset Sale."


RISK FACTORS:              There are risks associated with the asset sale.  See
                           "Proposal 1 - Risk Factors."

                                                                     Preliminary
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                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
                  ASSET SALE PROPOSAL AND NAME CHANGE PROPOSAL
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Set forth below are some key questions and answers to provide you with more information about the annual meeting and asset sale. The questions and answers are qualified in their entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement. We urge you to review the entire proxy statement and accompanying materials carefully.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

         You have received this proxy statement and the enclosed proxy from us because you hold shares of our common stock. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote to approve the asset sale proposal and other proposals described in this proxy statement.

Who is soliciting my proxy?

         Our board of directors is soliciting your proxy for use at the Annual Meeting.

What do I need to do now?

         We urge you to read this proxy statement carefully, including the Asset Purchase Agreement attached as ANNEX A, and consider how the asset sale affects you as a stockholder.

How do I vote?

         You should indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Annual Meeting. If you sign and mail a proxy that does not indicate how you want to vote, your proxy will be voted for approval of each proposal. See "Voting Matters."

If my shares are held in a brokerage account, will my broker vote my shares for me?

         Your broker will not vote your shares for you on the asset sale proposal or proposal to amend our certificate of incorporation to change our name unless you provide instructions on how to vote. However, your broker may vote your shares for you with respect to the election of directors and approval of ratification of the appointment of the independent accountants. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

May I change my vote?

         Yes, you may change your vote at any time before your proxy is voted at the Annual Meeting. To change your vote, you can send a written revocation or a later-dated, completed and signed proxy card before the Annual Meeting or attend the Annual Meeting and vote in person.

         If your shares are held in "street name" and you wish to change your vote, you must follow instructions received from that broker, bank or nominee with this proxy statement in order to change your vote or vote at the Annual Meeting. See "Voting Matters."

                                                                     Preliminary
QUESTIONS AND ANSWERS ABOUT THE ASSET SALE PROPOSAL

Why is our board of directors recommending the asset sale?

         After considering a number of factors, including the financial performance and future prospects of our business, our capital requirements, liquidity needs, current economic and market conditions, and the price and other terms of the asset sale, our board of directors has determined that the asset sale is advisable and in our best interest and the best interest of our stockholders. See "Proposal 1 - Reasons for the Asset Sale."

Who must approve the asset sale proposal?

         In addition to the approval by our board of directors, which has already been obtained, the asset sale proposal must be approved by a majority of our outstanding shares of common stock. See "Voting Matters."

What will we do with the proceeds received by us in the asset sale?

         A portion of the proceeds of the asset sale will be used to pay our liabilities, including payments to some of our employees, and fund our ongoing limited operations. We also intend to use a portion of the proceeds to fund transaction expenses related to the asset sale and this proxy statement. See "Proposal 1 - Use of Proceeds."

When do you expect the asset sale to be completed?

         We are working toward completing the asset sale as quickly as possible following the satisfaction or waiver of all of the conditions to the sale. We currently expect to complete the sale during the fourth quarter of 2004. See "Proposal 1 - Closing of the Asset Sale."

What will our business be following the asset sale?

         After the asset sale, we will not operate our farm feed management and composing systems business. We will own the assets excluded from the asset sale and will continue as a public company immediately following the asset sale. See "Proposal 1 - Conduct of Business Following the Asset Sale."

Will I receive any payment as a result of the asset sale?

         No, you will not receive any payment as a result of the asset sale. See "Proposal 1 - No Payment to Stockholders."

Will I owe any federal income tax as a result of the asset sale?

         No, you will not owe any federal income as a result of the asset sale. See "Proposal 1 - Material U.S. Federal Income Tax Consequences of the Asset Sale."

Will I have appraisal or dissenters' rights?

         No, you will not have any appraisal or dissenter's rights in connection with the asset sale.


Will employees of the Company receive any special payments as a result of the asset sale?


         Yes. We have Change in Control Agreements with Larry R. Inman, Walter
         L. Jay, Michael R. Wallis, Arthur P. Schuette, and LouAnn Tucker, Debbie Linder, and Linda Shepard. Those agreements provide for termination payments and other benefits if the employee's employment is

                                                                     Preliminary

         terminated without cause by us or for good reason by the employee within two years of a change in control. The asset sale will constitute a change in control and we intend to terminate some or all of the above employees. Therefore, we will be required to make termination payments and pay other benefits to these persons upon termination. We estimate that the total amount of all termination payments and the cost of all other benefits will be $1.2 million. See "Proposal 1 - Interests of Certain Persons in the Asset Sale."

Are there any risks relating to the asset sale?

         Yes, there are risks you should consider before approving the asset sale. See "Proposal 1 - Risk Factors."


QUESTIONS AND ANSWERS ABOUT THE NAME CHANGE PROPOSAL

Why is our board of directors recommending the amendment to our certificate of incorporation to change our name to AB Holding Group, Inc.?

         We are seeking stockholder approval to amend our certificate of incorporation to change our name to AB Holding Group, Inc. because the Asset Purchase Agreement prohibits us from using the "Ag-Bag" name after the asset sale.

Will our name be changed if the asset sale is not completed?

         No, we will only change our name if the asset sale is completed.

Who must approve the name change proposal?

         In addition to the approval by our board of directors, which has already been obtained, the name change proposal must be approved by a majority of our outstanding shares of common stock. See "Voting Matters."

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                           FORWARD-LOOKING STATEMENTS
--------------------------------------------------------------------------------

Any statements in this proxy statement and the documents incorporated by reference in and attached to this proxy statement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement. The following are key factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this proxy statement:

         o the closing of the asset sale on the terms and conditions set forth in the Asset Purchase Agreement;


         o    litigation against us and Miller related to the asset sale;


         o our capital requirements, liquidity needs and the effect of any contingent liabilities we may have before or as a result of the asset sale;

         o the effect of economic, credit, interest rate and capital market conditions in general and in our industry, in particular;

         o    our ability to sell certain assets following the asset sale;

                                                                     Preliminary

         o government approvals, actions and initiatives that may impact our ability to identify and realize business opportunities before and following the asset sale; and

         o any claim for indemnification by Miller under the Asset Purchase Agreement.

These factors could cause actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement, and you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our prospects following the asset sale or the extent to which any factor, or combination of factors, may cause actual outcomes to differ materially from those contained in any forward-looking statements contained in this proxy statement.



PROPOSAL 1 -- APPROVAL OF ASSET PURCHASE AGREEMENT


The following discussion is qualified in its entirety by reference to the Asset Purchase Agreement attached as ANNEX A to this proxy statement. We urge you to review the entire proxy statement and accompanying Asset Purchase Agreement carefully.

PARTIES TO THE ASSET SALE

Ag-Bag International Limited:

                                   We are a public company incorporated under the laws of Delaware, with our primary business being farm feed management and composting systems. Our mailing address is 2320 SE Ag-Bag Lane, Warrenton, Oregon 97146, and our phone number is (503) 861-1644.

Miller St. Nazianz, Inc.:          Miller is a private company incorporated
                                   under the laws of Wisconsin with its primary business being the manufacture and sale of equipment for forage harvesting and feeding, manure handling and crop application technologies. Miller's mailing address is 511
                                   E Main Street, St. Nazianz, Wisconsin 54232 and its phone number is (920) 773-2121.

PROPOSAL


We are asking our stockholders to approve the Asset Purchase Agreement dated as of August 13, 2004 between the Company and Miller pursuant to which we will sell substantially all of our operating assets to Miller. Specifically, we are asking our stockholders to approve the following resolution:


         RESOLVED, that the Asset Purchase Agreement between the Company and Miller St. Nazianz, Inc. dated August 13, 2004 is approved and the Company is authorized to sell substantially all of its assets in accordance with, and comply with all of the other terms of, the Asset Purchase Agreement.


BACKGROUND OF THE ASSET SALE

Since our restructuring in 1997, our board decided to explore other strategic alternatives and in doing so hired Pacific Crest Securities and Columbia Financial Advisors in November 1998. They contacted many companies on our behalf to explore the possibility of buying all or a portion of our company, or entering into a joint venture with us. The focus initially was on businesses in the agricultural industry or plastic industry. UpNorth Plastics, Inc. ("UpNorth"), Tyco Plastics and AT Plastics Inc. were three of

                                                                     Preliminary

the companies that were contacted by the investment bankers in addition to numerous others. The search was later expanded to equity capital and holding companies. No potential deals were generated from this endeavor and we terminated our relationship with Pacific Crest Securities and Columbia Financial Advisors in November 2000.

In early 2001, we recontacted Tyco Plastics about a possible business transaction between the companies. On March 5, 2001, we executed a standard confidentiality agreement with Tyco Plastics and exchanged information. On September 18, 2001, we met with Tyco acquisition personnel at our Blair, Nebraska facility to discuss further the financial aspects of a potential transaction. Shortly after this time, Tyco Plastics' interests in a possible transaction changed and on November 12, 2001, Tyco Plastics returned all confidential information provided pursuant to the terms of the confidentiality agreement.

We started new discussions with AT Plastics Inc. in late 2002 and had several meetings with AT Plastics Inc. representatives during 2003. We executed a standard confidentiality agreement with AT Plastics Inc. on September 16, 2003 and exchanged some information related to a possible transaction. However, our discussions never progressed and no specific transaction was ever proposed by either party.

Beginning in early 2003, we began discussing with RKW AG - Rheinische Kunststoffwerke ("RKW") the possibility of a business transaction between the companies. On April 23, 2003, Larry Inman and Mike Schoville traveled to RKW's main offices in Germany to discuss with senior RKW management a potential sale of our company to RKW. These discussions continued throughout 2003 and another in-person meeting was held on June 23, 2003 while senior managers from RKW were in the United States attending a trade show. RKW later indicated that it was not interested in buying us at the time.

For the past three years, we have experienced significant net operating losses, and have continued to try to survive in a depressed agricultural market. The dairy sector has been particularly depressed. Milk prices have been at historic lows in 2000 and during 2003, which has severely impacted our main customer base, dairy farmers/operators, and effected their ability to purchase new equipment. As a result of our poor operating performance, our auditors expressed a going concern opinion for the Company in early 2004 as our future viability came into question. Based on these factors and in anticipation of the going concern opinion, we increased our efforts to find a buyer for the Company starting in mid-December 2003.

We have had ongoing discussions with UpNorth about a possible stock purchase transaction and have had numerous in-person meetings beginning around July 2002. We executed a standard confidentiality agreement with UpNorth on July 25, 2002. Meetings and ongoing discussions continued between July 25, 2002 throughout all of 2003 and began to become more serious beginning in January 2004 and eventually led to the receipt of the preliminary draft letter of intent ("INITIAL LOI") from UpNorth on February 27, 2004. UpNorth is partially owned by Steven Ross and Mr. Ross is the president of UpNorth. Mr. Ross owns approximately 15% of our common stock.

The Initial LOI proposed, in addition to other customary items, a stock sale structure via a reverse triangular merger, with an estimated price of approximately $7.3 million, subject to adjustment. The Initial LOI:

         o provided that certain key employees would be released from their non-competition employment clauses;

         o required us to dispose of our German joint venture and related guarantees and for us to enter into a product supply agreement with the joint venture;

         o    contained a no-shop provision;

         o required us to redeem the preferred shares outstanding prior to closing;

                                                                     Preliminary

         o provided for a purchase price holdback amount for the Company and the major stockholders and a transactional expense cap where costs in excess of the cap would be borne by the major stockholders; and

         o    was subject to customary due diligence.

The Initial LOI was non-binding except for certain provisions including the no-shop provision. We forwarded the Initial LOI to our legal counsel and continued previous discussions with them on the potential transaction which had been ongoing prior to receipt of the Initial LOI.

On March 2, 2004, our board of directors held a telephonic meeting to discuss, evaluate and approve the Initial LOI and to work towards a draft definitive agreement. We signed the Initial LOI on March 2, 2004. The binding no-shop provision was in effect until June 30, 2004.
On April 13, 2004, we received an unsolicited letter from Versa Corporation ("VERSA") indicating that they had seen the recently amended Schedule 13D filing of Steven Ross which indicated that Mr. Ross was interested in acquiring us and that Mr. Ross had recently executed a non-binding letter of intent with us on March 2, 2004. The letter from Steve Cullen, President of Versa, indicated that Versa was also interested in making an offer to purchase us. Prior to receipt of this letter, we had executed a standard confidentiality agreement with Versa on December 16, 2003 as Versa had expressed interest in putting some form of business transaction together to bring a suspension or end to the patent litigation between the two companies which had been ongoing for many years.

From April 13, 2004 through July 7, 2004, we routinely scheduled telephonic meetings of our board of directors at which management discussed the status of the progress of the various ongoing dialogues with UpNorth and Versa.

Between April 13, 2004 and May 7, 2004, and with the permission of UpNorth, Larry R. Inman exchanged numerous faxes, and had numerous teleconferences with Steve Cullen of Versa to work out the details of the potential structure and purchase price. Numerous documents were exchanged as requested. Additionally during this period, we requested details of the financial capacity of Versa to purchase us but we were not given such information. We set a deadline for Versa to make a proposal and provide evidence of its financial capability. Versa did not meet our deadline.

On May 5, 2004, we executed an amendment to the Initial LOI ("AMENDED LOI") with UpNorth which substantially changed the form of transaction from a merger to an asset purchase proposal, and changed the proposed purchase price to approximately $12.4 million plus the assumption of limited liabilities for the purchase of all of our assets. The Amended LOI changed many other terms of the Initial LOI but did not extend the expiration date of the no-shop provision.

On May 7, 2004, we received a letter from Versa stating that they were withdrawing from discussions to purchase us, and on May 11, 2004, returned all confidential documents that had been furnished pursuant to document requests.

From May 11, 2004 through May 12, 2004, Michael Ross and George Hall, representatives of UpNorth, met with Larry Inman, Mike Schoville and Mike Wallis at our headquarters in Warrenton, Oregon. The parties met to further discuss our business, outlook, potential future opportunities, and potential business synergies, and provided us with an initial due diligence document request list. In addition, Mr. Ross and Mr. Hall toured our Warrenton, Oregon facilities and business operations.

Between May 12, 2004 and June 10, 2004, Mike Wallis provided on-going and historical financial information to Michael Ross as requested via email and telephone. During this period, Larry Inman had continuing telephone and email contact with Michael Ross to further develop and refine the proposed transactional structure. Representatives of UpNorth also toured our Blair, Nebraska facility and business operations during this period.

                                                                     Preliminary

On June 10, 2004, UpNorth presented us with an initial draft of an Asset Purchase Agreement, including among other things, a purchase price of approximately $11.3 million, a 50% escrow holdback, a purchase price adjustment holdback based upon our earnings from December 31, 2003 until closing, limitations on pre-closing conduct, comprehensive representations and warranties and substantial indemnification provisions for the Company and designated major stockholders.

Between June 10, 2004 and July 7, 2004, we had numerous telephone calls with UpNorth to negotiate the terms of the draft Asset Purchase Agreement. During this period, both companies exchanged numerous revisions to the draft Asset Purchase Agreement. UpNorth accepted some of our requested changes to the draft Asset Purchase Agreement and added numerous changes themselves to the document.

On June 18, 2004, Mike Schoville, our CEO, received an unsolicited telephone call from John Miller, President of Miller, stating that Mr. Miller had been looking at our publicly filed financial information and thought that there might be a fit with his company and that he was interested in discussing a possible transaction between the companies. Mike Schoville informed Mr. Miller, that he was prohibited at the present time from any discussion on this topic.


On July 7, 2004, our board of directors met to discuss in detail the latest draft of the Asset Purchase Agreement from UpNorth. Our legal counsel participated via telephone at a pre-arranged time for a limited portion of the meeting. Management presented the complex financial details of the offer based upon various assumptions. Management also discussed the extensive indemnification that UpNorth would require, including personal indemnification from two major inside shareholders. The draft agreement provided for UpNorth to acquire all of our assets (except our Warrenton, Oregon building) for approximately $11.3 million, subject to adjustment for 2004 operating losses through closing and other adjustments as required in the draft agreement. Under the draft agreement, UpNorth would assume only limited liabilities of approximately $70,000. Under the draft Asset Purchase Agreement, we expected at the time that we would receive approximately $5.1 million of net consideration (before transactional expenses) after payment of liabilities.

Between July 7, 2004 and August 2, 2004, we had numerous telephone calls with UpNorth and UpNorth provided numerous revised draft Asset Purchase Agreements, which changed substantially in form from the draft presented to our board of directors on July 7, 2004. The most significant change was a switch in the pricing model to a book value concept at closing, plus a $200,000 premium. Under the revised draft of the Asset Purchase Agreement, we expected at the time that we would receive approximately $4.4 million of net consideration (before transactional expenses) after payment of liabilities.


On July 19, 2004, Mike Schoville received a telephone call from John Miller requesting to arrange a meeting to discuss interest of a possible transaction between the companies. Since the no-shop provision in the Initial LOI with UpNorth had expired, a meeting was arranged and on July 20, 2004, Mike Schoville met with John Miller to discuss a potential transaction at Miller St. Nazianz, Inc.'s offices in Wisconsin. The parties had continuing telephone and email contact after the initial meeting.

On July 27, 2004, we entered into a confidentiality agreement with Miller to exchange information concerning a possible transaction between the companies.

On July 27, 2004, senior management of Miller (including John Miller, President, Mike Malesevich, Vice President, and Dick Brown, Vice President of Manufacturing), toured our Blair, Nebraska facilities, and met with members of our senior management, including Mike Schoville, CEO and Walter Jay, Vice President of Manufacturing. Following the tour, Miller senior management had a teleconference with additional members of our senior management, including Larry Inman, Chairman & President, LouAnn Tucker, Vice President and Secretary, Mike Wallis, CFO and Treasurer, and Debbie Linder, Environmental Operations Director. During the teleconference it was agreed that business synergies existed between us and Miller and both parties agreed to continue discussions. Miller agreed to work towards providing us with a preliminary term sheet by July 30, 2004.

                                                                     Preliminary

Between July 27, 2004 and July 30, 2004, we exchanged additional sales program and financial information and information requested by Miller at the July 27, 2004 meeting via email and had numerous follow up phone calls between Mike Schoville and John Miller and Mike Malesevich to further clarify information received, answer questions as they arose, and determine if any further information was needed by Miller to enable them to provide a preliminary term sheet.

On July 30, 2004, we received a preliminary term sheet from Miller outlining a proposal for acquiring certain fixed assets, intangibles, the Ag-Bag name, customer base, other assets and inventory. Based upon Ag-Bag's June 30, 2004 balance sheet with the assets to be acquired under the draft preliminary term sheet, the purchase price would be approximately $8-$9 million, with assumption of specified liabilities. After review and discussion, the parties decided to work toward a definitive agreement.

On August 5, 2004, Miller presented us with an initial draft Asset Purchase Agreement.

On August 9, 2004, after review by our legal counsel, we provided a revised draft of the Asset Purchase Agreement to Miller requesting various changes.


On August 10, 2004, Miller provided a further revised draft Asset Purchase Agreement to us, accepting all of our requests of August 9, 2004 and further modifying the agreement by specifically excluding our plastics supply agreement with UpNorth from the purchased assets, revising the inventory purchase price calculation for used equipment, excluding any assumed liabilities related to the plastics supply agreement, extending the closing date to October 29, 2004, adding a seller-paid breakup fee of $100,000, specifying who would be subject to non-competition agreements, changing the survival period for certain of our representations and warranties from 18 months to 12 months from closing, and excluding breaches of certain of our covenants from the $300,000 indemnity cap.


On August 11, 2004, our board of directors held a special telephonic board meeting to discuss, evaluate and if appropriate, approve the Asset Purchase Agreement. At the meeting, Mike Schoville reviewed with the board the terms and conditions of the Asset Purchase Agreement and management's financial analysis of the consideration being provided in the transaction. Additionally, at this meeting our board was updated on the ongoing discussions and status of the latest version of the draft Asset Purchase Agreement received from UpNorth. Financial analysis comparisons of the draft Asset Purchase Agreements from both Miller and UpNorth were presented by management for the board's evaluation and review.

On August 11, 2004, the Asset Purchase Agreement from Miller, in substantially the form presented, was approved by our board of directors.

Between August 11, 2004 and August 13, 2004, we finalized the Asset Purchase Agreement with Miller and on August 13, 2004 both parties signed the Asset Purchase Agreement.

On August 16, 2004, we issued a press release announcing the asset sale to Miller.

                                                                     Preliminary

REASONS FOR THE ASSET SALE

Our board of directors chose to recommend the Asset Purchase Agreement and the asset sale because the board viewed the sale as beneficial to us and our stockholders for the reasons listed below. In reaching its decision to recommend and approve the Asset Purchase Agreement and the asset sale our board of directors consulted with management and legal counsel and considered the following material positive factors:

         o Our board of directors' view that with the other strategic alternatives available to us, the final agreement with Miller was the best available alternative for us, taking into account price, terms, our financial viability and inability to raise new capital to fund ongoing operations, certainty of future cutbacks, consolidation or a similar event, and our board's determination that our interests and those of our stockholders were best served by the sale of our operating assets to Miller.

         o The purchase price in the Asset Purchase Agreement is not tied to our ongoing financial performance or our operating results which means less uncertainty for us and our stockholders given the continually changing dairy industry and the dependency of our business on milk prices.

         o The business synergies between the two companies are strong. Miller is in the ag-equipment manufacturing business and already understands the ag-market in which we operate. There also already exists some commonality of dealers between both of the companies which is anticipated to make a transition much smoother.

         o The need to close a sale quickly (while we are still an operating company) because of the going concern audit opinion for 2003 and the potential inability of us to continue to meet our working capital needs or maintain our revolving operating line.

         o The asset sale will provide us with the capital necessary to satisfy our indebtedness, including our revolving credit facility, and our operating liabilities, and fund our limited ongoing operations following the asset sale.

         o Given the marketplace for our products and those of Miller, this transaction will have the least expected impact to our customer/dealer base for future viability.

         o The terms of the Asset Purchase Agreement, including the price, indemnification provisions, and proposed structure, are favorable to us and superior to the transaction proposed by UpNorth. The Asset Purchase Agreement permits us to participate in negotiations with any third party that has submitted an unsolicited proposal to acquire the assets deemed superior by our board of directors, and if our board of directors determines that its fiduciary duties require and if other specified conditions are met, permits our board to withdraw its recommendation to our stockholders to vote in favor of this asset sale and terminate the Asset Purchase Agreement, subject to payment of a breakup fee of $100,000.

         o The flexibility, willingness and rapid pace with which the terms of the Asset Purchase Agreement were negotiated between the parties, especially when compared against our negotiations with UpNorth.

     Our board of directors also considered the following potentially negative factors in its deliberations concerning the asset sale:

         o We will cease to have an agricultural operating business upon the closing of the asset sale.

         o We did not receive a fairness opinion as to the asset sale consideration and we have not recently engaged an investment banker to shop for potential purchasers of the Company.

         o We will continue to incur the costs of being a public company until our remaining assets can be sold and our corporation is either dissolved or sold as a public shell.

                                                                     Preliminary

         o The transaction has been structured as a taxable sale of assets. It is anticipated that we will have available sufficient net operating loss carryforwards to completely offset the gain we expect to recognize as a result of the asset sale and real estate sales, and that alternative minimum tax and state tax liabilities will be immaterial.

         o We will incur costs and expenses in connection with completing the asset sale and there will also be substantial management time and effort devoted to closing the asset sale and there may be possible related disruptions to our business.

         o Under the terms of the Asset Purchase Agreement, we are unable to solicit other acquisition proposals and are only able to participate in negotiations with a third party that has submitted an unsolicited acquisition proposal under specified conditions. Additionally, we would be required to pay to Miller a termination fee of $100,000 if the Asset Purchase Agreement is terminated under specified circumstances, including if the Asset Purchase Agreement is terminated due to our acceptance of a superior acquisition proposal, and our obligation to pay the termination fee may discourage competing acquisition proposals.

         o Under Change in Control Agreements with certain executives, we will be required to make termination payments and provide benefits to the executives once we terminate their employment following the asset sale. The total cost of such payments and benefits will be approximately $1.2 million.

         o While we expect to complete the asset sale, there is no assurance that all conditions to the parties' obligations to complete the asset sale will be satisfied and, as a result, it is possible that the asset sale may not be completed.

Our board of directors concluded, however, that the potential benefits of the asset sale outweighed these potentially negative factors. In view of the variety of factors and the amount of information considered, our board did not find it practicable to provide specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination to recommend that our stockholders approve the Asset Purchase Agreement and the asset sale was made after consideration of all of the factors taken as a whole. In addition, individual members of our board of directors may have given different weights to different factors.


ASSETS TO BE SOLD


We will sell to Miller substantially all of our operating assets used in our business. Miller will only assume liabilities relating to the purchased assets and business that occur after closing. The following table sets forth the net book value of the assets to be sold as of September 30, 2004.

         -------------------------------------------------------------------
                              AS OF SEPTEMBER 30, 2004
                                    (UNAUDITED)
         -------------------------------------------------------------------
                                                         NET BOOK VALUE
                                                     -----------------------
         Inventory                                          $6,384,617
         Equipment                                             294,226
         Other assets                                                -
                                                     -----------------------
                  TOTAL                                     $6,678,843
                                                     =======================


EXCLUDED ASSETS

Some of our assets will be excluded from the asset sale. The excluded assets include, but are not limited to:


         o    our cash;

         o    our accounts receivable;

         o    our real estate;

                                                                     Preliminary
         o    our paint booths and systems;

         o    our Visual computer system;

         o our corporate minute and stock record books and corporate seal, general accounting records and books of original entries, checkbooks and cancelled checks, and tax returns, reports and related records ("CORPORATE RECORDS"); and

         o our rights and interest in and to any contracts not assumed by Miller, if any; and

         o    our plastics supply agreement with UpNorth.


Because Miller is an existing company with its own manufacturing facilities, Miller will not need our real estate, paint booths and systems, or Visual computer system. In addition, we expect Miller to negotiate its own plastics supply agreement with a plastics supplier and therefore we are not assigning our plastics supply agreement with UpNorth to Miller. Because we will cease operations in connection with the asset sale, we do not expect to order any additional plastic under the supply agreement with UpNorth and we do not expect the supply agreement to have any value to us.

The following table sets forth the net book value of the excluded assets as of September 30, 2004.

         -------------------------------------------------------------------
                              AS OF SEPTEMBER 30, 2004
                                    (UNAUDITED)
         -------------------------------------------------------------------
                                                         NET BOOK VALUE
                                                     -----------------------
         Cash                                                 $ 89,102
         Accounts receivable                                 1,435,236
         Real estate                                         1,609,912
         Paint booths and systems                              136,549
         Visual computer system                                187,346
         Corporate Records                                           -
         Contracts not assumed by Miller                             -
         UpNorth plastics supply agreement                           -
                                                     -----------------------
                  TOTAL                                     $3,458,145
                                                     =======================

We believe that we will be able to dispose of our remaining assets after the asset sale for an amount at least equal to the aggregate net book value of the excluded assets.

PURCHASE PRICE

As consideration for the purchased assets, Miller will assume liabilities relating to the purchased assets and the operation of our business arising after the closing, and will pay us an amount equal to:

         o the amount of inventory on hand of new finished goods and components equal to the amount of such inventory items that were sold or used in the manufacturing process during the 12 month period prior to closing, valued at actual cost; plus the amount of other inventory items, accepted by Miller, valued at our cost less accumulated reserve; plus

         o the amount of inventory on hand of new repair parts equal to the sales of such repair parts during the 24 month period prior to closing valued at actual cost; plus the amount of other repair parts inventory, accepted by Miller, valued at our cost less accumulated reserve; plus

         o the amount of inventory on hand of used finished goods, accepted by Miller, valued at the lower of cost or net book value (cost minus accumulated reserves for each machine) times 85%; plus

         o the amount of equipment valued at the depreciated book value of each item; plus

         o    $1,200,000; minus

                                                                     Preliminary

         o the amount of the warranty expense accrued by us during the 12 month period prior to closing.

The following table compares the net book value and estimated purchase price of the assets to be sold as if the closing had occurred on September 30, 2004.

         -----------------------------------------------------------------------
                            AS OF SEPTEMBER 30, 2004
                                   (UNAUDITED)
         -----------------------------------------------------------------------
                                         NET BOOK VALUE     ESTIMATED PURCHASE
                                                                   PRICE
                                        ----------------    ------------------
         Inventory                          $6,384,617           $6,111,980
         Equipment                             294,226              294,226
                                        ----------------    ------------------
                                            $6,678,843            6,406,206
                                        ================    ------------------
         Plus: Premium                                            1,200,000
         Less: Accrued warranty
           expense                                                  (76,286)
                                                            ------------------
                                                                 $7,529,920
                                                            ==================

USE OF PROCEEDS

We intend to use the proceeds of the asset sale as follows (estimates based on balances as of September 30, 2004):

         o approximately $1.7 million to pay off our revolving credit facility;

         o    approximately $1.0 million to pay our accounts payable;

         o    approximately $1.8 million to pay our other liabilities;

         o approximately $1.2 million to make payments in connection with Change in Control Agreements with certain of our employees (see "Proposal 1 - Interests of Certain Persons in the Asset Sale"); and

         o approximately $175,000 to pay for transaction expenses related to the asset sale and this proxy statement.

Assuming a purchase price of $7.5 million, we would have approximately $1.6 million in proceeds left after the payments described above. We will use a portion of these remaining proceeds to fund our continuing expenses as a public corporation following the asset sale. We expect that our stockholders will realize the remainder of these proceeds, along with the proceeds from the disposition of our remaining assets after the asset sale, at the time that we liquidate or sell our corporation. See "Proposal 1 - No Payment to Stockholders" and "Proposal 1 - Conduct of Business Following Asset Sale."


REPRESENTATIONS AND WARRANTIES

The Asset Purchase Agreement contains various representations and warranties of us and Miller related to the following matters:

         o valid existence, organization, and similar corporate matters relating to us and Miller;

         o our and Miller's corporate power and authority to execute, deliver and perform under the Asset Purchase Agreement, and the enforceability of the Asset Purchase Agreement against us and Miller;

         o    our title to and the condition of the purchased assets;

         o    our knowledge with respect to liability under applicable laws;

         o    our responsibility for consents relating to the asset sale;

                                                                     Preliminary

         o the accuracy of our financial statements specified in the Asset Purchase Agreement;

         o the absence of specified changes or events relating to our business and operations;

         o    our filing of tax returns and other tax-related matters;

         o the absence of undisclosed threatened or pending legal proceedings involving us, the purchased assets, the Asset Purchase Agreement or the asset sale;

         o    our employment related obligations;

         o our compliance with all laws relating to the conduct of our business, and our ownership and operation of the assets, except where immaterial;

         o    our customers and suppliers;

         o the status of our contracts that are part of the purchased assets and the absence of other contracts;

         o our intellectual property and the absence of claims against our intellectual property;

         o    the necessity of the assets required to operate our business;

         o    the absence of any undisclosed liabilities of ours; and

         o our compliance with applicable reporting requirements of the Securities and Exchange Commission and the accuracy and completeness of the reports filed with the Securities and Exchange Commission.

COVENANTS

The Asset Purchase Agreement contains covenants that obligate us and Miller to take various actions in connection with the asset sale, including the following:

         o we agreed to give Miller access to our books, records, and other information;

         o Miller agreed to give us access to books and records after closing relating to our operation of our business prior to closing;

         o each party agreed to use its best efforts to cause the respective closing conditions to occur;

         o each party agreed to consult with the other party with respect to publicity related to the asset sale;

         o    prior to closing, we agreed:

              >> not to institute any new or unusual methods of sale, distribution, management, accounting or operation, or engage in any transaction or activity or enter into any agreement, lease, license or commitment outside the ordinary course of business;

              >> not to create any indebtedness or incur any obligation or liability outside the ordinary course of business, or subject the purchased assets to any material lien or encumbrance;

              >> process sales orders, purchase orders and warranty claims consistent with past practice;

              >> maintain our property, casualty, liability and other insurance;

              >> use our reasonable efforts to preserve our business organization and preserve for Miller the present relationships with our suppliers, customers, employees and others we have business relations with;

              >> not to purchase or acquire or enter into any contract to purchase or acquire assets outside the ordinary course of business, or to dispose of any assets of our business (other than inventory in the ordinary course of business);

                                                                     Preliminary

              >> use our reasonable efforts to maintain our current agreements and other rights and not commit any breaches of the foregoing, subject to certain exceptions; and

         o we agreed to pay all taxes in connection with the sale of the purchased assets;

         o each party agreed to hold in confidence the other party's information;

         o each party agreed to perform further acts necessary to carry out the terms of the Asset Purchase Agreement;

         o each party agreed to be responsible for the party's respective warranty obligations and to indemnify the other party for any breach;

         o we agreed to not use "Ag-Bag" or "Ag-Bag International Limited" or any confusingly similar name;

         o each party made agreements with respect to the storage and transfer of the purchased assets;

         o each party agreed it had not employed any broker or finder or incurred any liability for brokerage fees in connection with the asset sale;

         o each party agreed to cooperate in connection with certain third-party litigation following closing;

         o each party agreed to enter into a mutually acceptable noncompetition agreement at closing;

         o each party will file tax returns and reports consistent with the purchase price allocation;

         o each party agreed to cooperate in the collection of accounts receivables following closing;

         o we agreed to satisfy all of our liabilities not assumed by Miller and each party agreed to waive compliance with bulk-sales provisions (subject to our agreement to indemnify Miller for any non-compliance);

         o we agreed to provide Miller accounting, manufacturing, purchasing, engineering and other data relevant to our business; and

         o we agreed not to solicit, initiate or encourage competing acquisition proposals except for superior proposals in accordance with the terms of the Asset Purchase Agreement.

CONDITIONS TO COMPLETING THE ASSET SALE

Miller's obligations to complete the asset sale are subject to the satisfaction or waiver of the following conditions:

         o Miller's right to take possession of the purchased assets and receive a bill of sale and an assignment;

         o    our representations and warranties being true at closing;

         o our material compliance with all the covenants and conditions in the Asset Purchase Agreement prior to the closing;

         o    our board's approval of the asset sale;

         o our delivery of a certificate of amendment and filing fees and other documents necessary to change our name;

         o Miller must have entered into noncompetition agreements with Larry Inman, Mike Schoville, Mike Wallis, LouAnn Tucker, Walter Jay, Debbie Linder, Art Schuette and Linda Shepard; and

         o receipt of certificates from the parties' respective officers certifying as to specified matters.

                                                                     Preliminary

Our obligations to complete the asset sale are subject to the satisfaction or waiver of specified conditions, including the following:

         o    Miller's representations and warranties being true at closing;

         o Miller's material compliance with all the covenants and conditions in the Asset Purchase Agreement prior to the closing;

         o    our receipt of the purchase price;

         o    the approval of the asset sale by our stockholders; and

         o the absence of any governmental action that makes the Asset Purchase Agreement or the asset sale illegal other otherwise prohibits the Asset Purchase Agreement or asset sale.

THIRD PARTY PROPOSALS

The Asset Purchase Agreement prohibits us from soliciting, initiating or encouraging any inquiries or proposals that constitute a proposal or an offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction, other than the asset sale to Miller. However, the Asset Purchase Agreement permits us to provide nonpublic information to, and to participate in negotiations and discussions with, any third party in connection with an unsolicited bona fide written acquisition proposal by such third party, if and only to the extent that:

     (1) such third party has made a written proposal to our board of directors to consummate an acquisition, which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of our assets;

     (2) our board of directors determines in good faith that such acquisition proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater benefit to our stockholders than the transaction contemplated by the Asset Purchase Agreement;

     (3) our board of directors determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law; and

     (4) prior to furnishing such non-public information to, or entering into discussion or negotiation with, such person or entity, our board of directors receives from such person or entity an executed confidentiality agreement.

If we receive a superior proposal, and our board of directors determines in good faith that it is necessary or advisable to do so in order to comply with its fiduciary duties to us and our stockholders, we may terminate the Asset Purchase Agreement upon payment of a breakup fee to Miller of $100,000.

CLOSING OF THE ASSET SALE

Assuming all of the conditions to closing are either satisfied or waived, the closing of the asset sale is scheduled to take place on October 29, 2004 unless the parties agree on another date.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

All representations and warranties of the parties contained in the Asset Purchase Agreement will survive the closing of the asset sale for a period of 12 months, except that (1) our representations and warranties with respect to tax matters will survive until the expiration of applicable statutes of limitation, and (2) each party's representations and warranties with respect to corporate organization and authority and our representations and warranties with respect to title to the purchased assets will continue indefinitely.

                                                                     Preliminary

INDEMNIFICATION

Each party has agreed to indemnify the other party for losses, costs, expenses or damages (including reasonable attorneys' fees) resulting from or arising out of any breach of a representation or warranty or any other agreement made by the party in the Asset Purchase Agreement. In addition, an indemnifying party is required to defend the other party against any third party claim or litigation. Each party's indemnification obligation for breaches of representations and warranties becomes effective only after and to the extent the amount of the claim exceeds $50,000.

The parties' rights to indemnification in the Asset Purchase Agreement are the exclusive remedies for the matters subject to indemnification. Each party's indemnification obligation, other than a claim by us for Miller's obligation to pay the purchase price, will not exceed $300,000 in the aggregate. However, the indemnification provisions and limitations will not apply to the covenants described in "Covenants" above.

ARBITRATION

Any dispute under the Asset Purchase Agreement and related noncompetition agreements will be submitted to binding arbitration.

FEES AND EXPENSES

Each party agreed to pay its own fees and expenses incurred in connection with the Asset Purchase Agreement and the transactions contemplated in the Asset Purchase Agreement.

NO PAYMENT TO STOCKHOLDERS

Our stockholders will not receive any payments, whether as a dividend or distribution in liquidation, as a direct result of the asset sale. However, we expect to either dissolve and liquidate or sell our corporation within 18 months from the closing of the asset sale and we expect that our stockholders will receive a payment at that time. See "Proposal 1 - Conduct of Business Following Asset Sale."

Any determination to pay dividends or distributions in liquidation or sell our corporation in the future will be at the discretion of our board of directors and will be dependent upon our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our board of directors.

REPORTS, OPINIONS, AND APPRAISALS RELATING TO THE ASSET SALE

Our board decided not to obtain an independent valuation or opinion as to the fair value of the consideration to be received in the asset sale. In addition, our board has not recently engaged an investment banker to shop for potential purchasers of the Company. Our board did not believe the cost of obtaining an independent valuation or of engaging an investment banker was justified under the circumstances.

Our board based this belief on the following factors:

     o we have contacted numerous potential purchasers over the past few years and have only received serious proposals from UpNorth and Miller;

     o the purchase price offered by Miller was arrived at through arm's length negotiations and in competition with the existing proposal from UpNorth;

     o the Asset Purchase Agreement provides a mechanism for additional purchasers to approach us with, and for us to accept, a superior offer subject to our payment of a $100,000 termination fee to Miller - our industry is fairly small and our board believes that the public

                                                                     Preliminary

         announcement of the Asset Purchase Agreement with Miller gives fair notice to any other potential purchasers; and

     o our board believes its members are well qualified to assess our prospects and the terms of the asset sale.

INTERESTS OF CERTAIN PERSONS IN THE ASSET SALE

Some of our executive officers and directors own shares of our common stock and/or options to purchase shares of our common stock and, to that extent, their interest in the sale is the same as that of other holders of our common stock.

We have Change in Control Agreements with Larry R. Inman, Walter L. Jay, Michael
R. Wallis, Arthur P. Schuette, and LouAnn Tucker, Debbie Linder, and Linda Shepard. Those agreements provide for termination payments and other benefits if the employee's employment is terminated without cause by us or for good reason by the employee within two years of a change in control. The termination payments are equal to one year's annual base salary, and a bonus of $5,000 for each year of service in excess of five years. The benefits include up to $5,000 worth of outplacement services and continued employee benefit coverage for a one year period.

The asset sale will constitute a change in control and we intend to terminate some or all of the above employees. Therefore we will be required to make termination payments and pay other benefits to these persons upon termination. We estimate that the total amount of all termination payments and the cost of all other benefits will be approximately $1.2 million. The value of the payments and benefits to each employee are expected to be as follows:

       ----------------------------------- --------------------------------
       NAME AND POSITION                   APPROXIMATE VALUE OF TERMINATION
                                                 PAYMENTS AND BENEFITS
       ----------------------------------- --------------------------------
       Larry R. Inman, President, Chairman             $235,890
       of the Board and director
       ----------------------------------- --------------------------------
       Walter L. Jay, Vice President of                $199,185
       Manufacturing
       ----------------------------------- --------------------------------
       Arthur P. Schuette, Vice President              $187,005
       of Sales and director
       ----------------------------------- --------------------------------
       LouAnn Tucker, Vice President and               $186,765
       Secretary
       ----------------------------------- --------------------------------
       Michael R. Wallis, CFO and Vice                 $134,185
       President of Finance
       ----------------------------------- --------------------------------
       Debbie Linder, Environmental                    $126,115
       Operations Manager
       ----------------------------------- --------------------------------
       Linda Shepard, Blair Office Manager             $135,005

       ----------------------------------- --------------------------------
                TOTAL                                 $1,204,150
       ----------------------------------- --------------------------------

CONDUCT OF BUSINESS FOLLOWING THE ASSET SALE

After the asset sale, we will no longer operate our farm feed management and composting systems business. However, we will continue to be a public reporting company immediately after the asset sale and we will hold the assets excluded from the asset sale. We intend to sell most of those assets in the near future. After we sell the assets excluded from the asset sale, our next step will be to either dissolve and liquidate the corporation or sell the corporation to another party by merger or another method. We

                                                                     Preliminary

expect that either event will require further stockholder approval and will be completed within 18 months from the closing of the asset sale.

Other than the asset sale and associated transactions described in this proxy statement, we have no current plans or proposals to effect any other extraordinary corporate transaction aside from selling our remaining assets after the asset sale.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE

The following is a discussion of the material anticipated U.S. federal income tax consequences of the asset sale to us and our stockholders. It should be noted that this discussion is based upon the U.S. federal income tax laws currently in effect and as currently interpreted. This discussion does not take into account possible changes in such laws or interpretations, including any amendments to applicable statutes, regulations and proposed regulations, or changes in judicial or administrative rulings, some of which may have retroactive effect. This discussion is provided for general information only, and does not purport to address all aspects of the range of possible U.S. federal income tax consequences of the asset sale and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this discussion does not account for or consider the U.S. federal income tax consequences to our stockholders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (for example, life insurance companies, regulated investment companies, and foreign taxpayers). This discussion does not discuss any consequence of the asset sale under any state, local or foreign tax laws.

No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the U.S. federal income tax consequences to us or our stockholders in connection with the asset sale. Each stockholder is encouraged to consult such stockholder's tax adviser regarding the specific tax consequences of the asset sale to such stockholder, including the application and effect of federal, state, local and foreign taxes, and any other tax laws.

Consequences to Us. We will recognize gain or loss for federal income tax purposes on the sale of the assets in the asset sale. Our gain or loss will be determined based upon the amount of purchase price (increased by our liabilities properly accrued as of the closing, to the extent assumed by Miller) allocated to each asset, and our tax basis in each asset. To the extent that the purchase price (as increased) allocated to an asset exceeds its tax basis, we will recognize gain on the disposition of the asset, and to the extent an asset's tax basis exceeds the purchase price allocated to the asset, we will recognize loss on the disposition of the asset. The asset sale may also result in state or local, income, franchise, sales, use or other tax liabilities in some or all of the states or local tax jurisdictions in which we file returns. We anticipate that we will have available sufficient net operating loss carryforwards to completely offset the gain we expect to recognize as a result of the asset sale, and that alternative minimum tax and state tax liabilities will be immaterial.

Consequences to Our Stockholders. Our stockholders will not recognize any gain or loss due to the asset sale.

ACCOUNTING TREATMENT OF THE ASSET SALE

The asset sale will be accounted for as a sale of assets transaction. At the closing of the asset sale, any excess in the purchase price received by us, less transaction expenses, over the book value of the net assets sold will be recognized as a gain on our books.

                                                                     Preliminary
RISK FACTORS

You should carefully consider the following risk factors relating to the asset sale before you decide whether to vote to approve the asset sale. You should also consider the other information in the proxy statement and the additional information in our other reports on file with the Securities and Exchange Commission.


         UPNORTH IS CURRENTLY SUING MILLER AND US, SEPARATELY, IN CONNECTION WITH THE ASSET SALE.


         On August 20, 2004, UpNorth filed a lawsuit against Miller alleging that (1) Miller tortiously interfered with the Amended LOI between us and UpNorth by causing us to breach the no-shop provision in the Initial LOI and (2) Miller toriously interfered with our plastics supply contract with UpNorth. Although we are not a party to the lawsuit, the lawsuit or additional litigation could hinder the closing of the asset sale to Miller.


         On September 7, 2004, UpNorth filed a lawsuit against us in the United States District Court for the Northern District of Texas, Dallas Division. In the lawsuit, UpNorth alleges that we breached the no-shop provision of the Amended LOI. The lawsuit alleges money damages only but does not specify an amount. We do not believe we breached the Amended LOI and we will vigorously defend the lawsuit. However, the outcome of litigation is difficult to predict and this lawsuit or additional litigation could hinder the closing of the asset sale to Miller and have a material adverse effect on our business.


         WE MAY NOT BE ABLE TO OBTAIN NECESSARY THIRD PARTY CONSENTS TO THE TRANSFER OF CERTAIN ASSETS REQUIRED FOR CLOSING OF THE ASSET SALE.

         In addition to the other conditions that must be satisfied prior to closing the asset sale, we are obligated to obtain certain third party consents, including from our lenders, to the transfer of certain contracts or assets as part of the asset sale. If we are unable to obtain these consents, the asset sale may not be consummated. The receipt of these consents depends upon parties other than us over which we have no control.

         THE ASSET PURCHASE AGREEMENT WILL EXPOSE US TO CONTINGENT LIABILITIES.

         Under the Asset Purchase Agreement, we have agreed to indemnify Miller for a number of matters including the breach of our representations, warranties and covenants contained in the Asset Purchase Agreement. See "Proposal 1 - Indemnification."

         THE PUBLIC ANNOUNCEMENT OF THE PROPOSED ASSET SALE MIGHT ADVERSELY AFFECT OUR OPERATING RESULTS AND ABILITY TO RETAIN KEY MANAGEMENT AND PERSONNEL.

         On August 16, 2004, we issued a press release announcing the asset sale. The asset sale may cause our customers and suppliers to terminate or modify their relationship with us until after the outcome of the stockholder vote has been determined, and may also adversely impact our ability to retain key management and personnel who are involved in our business. Even if the asset sale is not consummated, these negative effects could continue indefinitely.




         OUR AFFILIATES AND THEIR TRANSFEREES MAY NOT BE ABLE TO SELL OUR COMMON STOCK FOLLOWING THE ASSET SALE UNLESS WE FILE A REGISTRATION STATEMENT, WHICH WE ARE NOT REQUIRED TO DO.




         In general, our affiliates and their transferees can currently sell shares of our common stock pursuant to SEC Rule 144. However, after the asset sale we may be considered a "blank check company" and therefore subject, along with our affiliates and their transferees, to additional restrictions with respect to the sale of our common stock. Specifically, the SEC takes the position that affiliates and their transferees will generally not be able to rely on Rule 144 for

                                                                     Preliminary

         resales and will only be able to transfer securities pursuant to an effective registration statement filed under the Securities Act of 1933. We are not obligated to file a registration statement and therefore our affiliates and their transferees may not be able to resell their common stock following the asset sale.


BOARD RECOMMENDATION

OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE ASSET SALE IS ADVISABLE AND IN OUR BEST INTEREST AND THE BEST INTEREST OF OUR STOCKHOLDERS AND HAS DIRECTED THAT IT BE SUBMITTED TO OUR STOCKHOLDERS FOR THEIR APPROVAL. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS PROPOSAL.



PROPOSAL 2 -- AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME




We are asking our stockholders to approve an amendment to our certificate of incorporation to change our name to AB Holding Group, Inc. We are doing this because the Asset Purchase Agreement prohibits us from using the "Ag-Bag" name after the asset sale. We will only change our name if the asset sale is completed.



PROPOSAL 3 -- ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

                          THE AG-BAG BOARD OF DIRECTORS
--------------------------------------------------------------------------------

STRUCTURE

The business and affairs of the Company are managed under the direction of its Board of Directors. The Company's Bylaws provide that the Board of Directors shall consist of not more than 12 members with the exact number to be determined by the Board of Directors. Members of the Board of Directors are elected for a term of three years or until their successors are elected. Currently, the Board of Directors has fixed the number of Class I, II, and III directors at two and has fixed the number of directors constituting the Board of Directors at six.

The Company has a classified Board of Directors currently consisting of six directors: two Class I directors, Messrs. Foster and Weber; two Class II directors, Messrs. DeMatteo and Schuette; and two Class III directors, Messrs. Inman, and Cunningham. At each Annual Meeting, the members of one class of directors are elected for a term of three years to succeed those directors whose terms expire at that Annual Meeting. The terms of the Class III directors expire at the 2004 Annual Meeting. The Board of Directors has nominated Larry R. Inman and Lemuel E. Cunningham as Class III directors ("NOMINEES"). Messrs. Inman and Cunningham are members of the present Board of Directors and have consented to continue to serve as directors.

If any Nominee becomes unable to serve prior to the Annual Meeting, the proxy holders will have the discretion to vote for a replacement nominee.

                                                                     Preliminary

CLASS III - DIRECTORS UP FOR ELECTION THIS YEAR FOR TERMS EXPIRING IN 2007

         o LARRY R. INMAN, 53, Chairman of the Board (1990-2000; 2002 to present); President of the Company (since 1993); President of Ag-Bag Corporation (1984-1989) (former subsidiary of the Company) and Chairman (1989-1994). Mr. Inman has been a director of the Company since 1990.

         o LEMUEL E. CUNNINGHAM, 82, Vice President of the Company (1990-1996); Owner/Operator of Post Oaks Ranch and Cunningham Cattle and Feed Company (since 1958). Mr. Cunningham has been a director of the Company since 1990.

CLASS I - DIRECTORS REMAINING IN OFFICE UNTIL 2005

         o MICHAEL W. FOSTER, 63, President of Astoria Pacific Industries, Inc., an investment company, (since 1989); educator (1976-1996); executive director of Clatsop Community College Foundation, a nonprofit foundation (1999-2003); advisory board member of US Bank Corp. (since 2002). Mr. Foster has been a director of the Company since 1990.

         o UDO WEBER, 40, Managing director of BAG-Budissa an agriculture company, (since 1994); Managing director of BAW, a bag distribution company (joint venture with the Company) (since
              1997); Managing director of Ag-Bag Polska, an Ag-Bag distribution company (a subsidiary of BAW) (since 1999). Mr. Weber has been a director of the Company since 2002.

CLASS II - DIRECTORS REMAINING IN OFFICE UNTIL 2006

         o ARTHUR P. SCHUETTE, 64, Vice President of Sales (since 1991); Treasurer of the Company (1990-1999); Treasurer of Ag-Bag Corporation (1983-1991) (former subsidiary of the Company). Mr. Schuette has been a director of the Company since 1990.

         o JAMES C. DEMATTEO, 47, Manager of dairy business development, Cargill Animal Nutrition Western Business Unit, a nutrition group of Cargill, (since 1999); Dairy nutritionist, Cargill Animal Nutrition (1994-1999); Director, Dairy Vision Group, a dairy business group of Cargill, (since 2001); Member, Applied Dairy Technology Team, a technical and scientific advisory group within Cargill Animal Nutrition, a nutrition group of Cargill, (since
              1994). Mr. DeMatteo has been a director of the Company since 2002.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES PRESENTED IN THIS PROPOSAL.

BOARD MEETINGS AND COMMITTEES

In 2003, the Board of Directors met six times. In addition to those meetings, directors attended meetings of individual board committees. Each director attended more than 75% of the aggregate number of meetings of the Board and committees during the period for which such director was a member of the Board and any such Committee. The Company does not have a policy with regard to directors' attendance at annual stockholders' meetings. Two directors attended last year's annual stockholders' meeting.

Our Board has 3 standing committees.

The AUDIT COMMITTEE reviews the Company's annual audit and any comments or management reports issued in connection therewith and reports to the Board of Directors on any matters it believes should be brought to

                                                                     Preliminary

the Board's attention. It is also responsible for reviewing the Company's conflicts of interest, if any, and reviews matters relating to disclosure, corporate practices, regulatory and financial reporting, accounting procedures and policies, and financial and accounting controls. The Audit Committee also recommends the independent auditor for appointment by the Board and reviews updates on emerging accounting and auditing issues provided by the independent auditor and by management, to assess their potential impact on the Company. During 2003, the Audit Committee held five meetings.

The COMPENSATION COMMITTEE assists the Board of Directors in fulfilling its responsibilities in connection with the compensation of Company directors, officers and employees. It performs this function by recommending standards for the Company's compensation programs and plans, including various incentive compensation, retirement and other benefit plans. The Compensation Committee members, along with the Board of Directors, participated in the deliberations concerning executive officer compensation. During 2003, the Compensation Committee held one meeting.

The EXECUTIVE COMMITTEE assists the Board on corporate governance issues and strategic planning. The Executive Committee consists of the Chairman of the Board and one non-management director. During 2003, the Executive Committee held three meetings. The Executive Committee also acts as the nominating committee and makes recommendations to the Board regarding appropriate size and composition of the Board. The Executive Committee does not have a charter. Mr. Larry Inman of the Executive Committee is not "independent" as defined in the NASD Marketplace Rule 4200(a)15. The Executive Committee will identify qualified individuals to become directors, and make recommendations to the full Board for approval. It is expected that all directors will be alert to potential board candidates with appropriate skills and characteristics and communicate such information to the Executive Committee. The Executive Committee will consider stockholder suggestions as to nominees for directors. Such suggestions should be addressed to the Secretary of the Company at its principal executive offices and contain the name, age, business address and residence address of the proposed nominee, the principal occupation or employment of the proposed nominee, the number of shares of the Company held by the proposed nominee, any other information required by the SEC rules to be disclosed in a proxy statement and a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In addition, the proposing stockholder must provide such stockholder's name and address, the number of shares of the Company held by the stockholder, a description of any arrangement between the proposed nominee and the stockholder, confirmation that the stockholder will appear at the meeting to nominate the proposed nominee and any other information required by the SEC rules to be disclosed in a proxy statement. Any nominee should have experience in positions with a high degree of responsibility, be a leader in the organization with which the nominee is affiliated, understand the Company's business environment and be free from relationships or conflicts of interest that could interfere with the director's duties to the Company and its stockholders. The nominee must be willing to devote sufficient time to carrying out the director's duties and responsibilities effectively and should be committed to serve on the board for an extended period of time. The Executive Committee may also develop and recommend to the Board additional criteria for selecting new directors, including background, skills, experience, age, diversity, time availability (including the number of other boards the person sits on), needs of the Board and current and further business directions of the Company. Although the Executive Committee has not adopted specific criteria, any proposed nominees must meet the qualifications set forth in any written guidelines or policies, when adopted. Assuming compliance with the procedures, there would be no differences in the evaluation of a proposed nominee if the proposed nominee is recommend by a stockholder. The Company received no notice of a director candidate recommended by a stockholder or group within 120 days before the anniversary of the prior year's release of the proxy statement. The Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential directors nominees. In order to be considered for the 2005 Annual Meeting of Stockholders, such suggestions should be received by no later than December 31, 2004.

                                                                     Preliminary
--------------------------------------------------------------------------------
                              COMMITTEE MEMBERSHIP
--------------------------------------------------------------------------------
                                                AUDIT   COMPENSATION   EXECUTIVE
--------------------------------------------------------------------------------
Lemuel E. Cunningham (Non-Management Director)               |X|
--------------------------------------------------------------------------------
James C. DeMatteo (Non-Management Director)       |X|
--------------------------------------------------------------------------------
Michael W. Foster (Non-Management Director)     * |X|     *  |X|
--------------------------------------------------------------------------------
Larry R. Inman                                                          *  |X|
--------------------------------------------------------------------------------
Arthur P. Schuette
--------------------------------------------------------------------------------
Udo Weber (Non-Management Director)               |X|                      |X|
--------------------------------------------------------------------------------
*Chairman of Committee

COMMUNICATIONS WITH DIRECTORS

Anyone who has a concern about the Company's conduct, accounting, internal accounting controls, auditing matters or other matters may communicate that concern directly to the directors, or to the Audit Committee. Concerns may be submitted confidentially or anonymously. Submissions for directors and the Audit Committee will be reviewed and relayed by the chair of the Audit Committee, Mr. Foster. Submissions may be submitted in writing, or reported by phone as follows:

Michael W. Foster
Ag-Bag Audit Comm. Chairman
1636 Irving St.
Astoria, OR  97103
Phone: 503-325-2353

CODE OF ETHICS

The Company has not adopted a Code of Ethics, within the meaning of applicable SEC rules, relating to the conduct of its officers and directors. The Company's board of directors is currently reviewing this requirement and intends to develop a Code of Ethics during 2004.

--------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

Currently, there are 174,000 outstanding shares of Preferred Stock, Series A, owned by the Lemuel E. Cunningham Trust and by members of Mr. Cunningham's family. The Company maintains life insurance on the life of Mr. Cunningham in the amount of $1,000,000 for the purpose of redeeming the Preferred Stock at a price of $4 per share in the event of his death.


The Company purchases its Tri-Dura(R) rolls from a company partially owned by Steven G. Ross ("SUPPLIER") pursuant to a supply agreement. Steven G. Ross is a 15.05% stockholder in the Company and partial owner of a company which competes with the Company's Tri-Dura(R) bags. The supply agreement provides that the Company purchase all of its plastic rolls, with certain exceptions, from Supplier through at least December 31, 2007. Thereafter, either the Company or Supplier may terminate the Supply Agreement upon two years' prior written notice. The Company may purchase plastic rolls from other suppliers to the extent Supplier is unable to supply plastic rolls under the Supply Agreement. The Company purchased all of its Tri-Dura(R) rolls from the Supplier during 2003 with payments to Supplier of approximately $7 million. Because the supply agreement was originally negotiated with Supplier at a time when Steven G. Ross did not own any stock in the Company, the Company believes that the supply agreement, as amended, contains terms at least as favorable to the Company as those that the Company would have expected to negotiate with an unaffiliated third party.

                                                                     Preliminary
--------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

The Audit Committee of Ag-Bag International Board of Directors is comprised of three directors and operates under a written charter adopted by the Board. All directors serving on the Audit Committee are "independent" as defined in the NASD Marketplace Rule 4200(a)15. Under rules adopted by the SEC, the Company is required to disclose whether it has an "Audit Committee Financial Expert" serving on its Audit Committee. Although management believes that at least one member of the Audit Committee would qualify as an Audit Committee Financial Expert, the Company's Board of Directors has not designated any particular member of the Audit Committee as the Audit Committee Financial Expert under the SEC's rules. Management believes that at least one member of the Audit Committee is capable of: (i) understanding generally accepted accounting principles and financial statements; (ii) assessing the general application these principles in connection with the accounting for estimates, accruals and reserves; (iii) analyzing and evaluating the Company's consolidated financial statements; (iv) understanding internal control over financial reporting; and (v) understanding audit committee functions.

Management is responsible for the Company's internal controls and financial reporting process. The independent accountants ("AUDITORS") are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted audit standards and issuing a report thereon. The Audit Committee's responsibility is to monitor these processes. In this regard, the Audit Committee meets with management and the auditors at each committee meeting. The committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the Audit Committee recommends to the Board the appointment of the Company's auditors.

In this context, the Audit Committee has discussed with the Company's auditors the overall scope and plans for the independent audit. The Audit Committee reviewed and discussed the audited financial statements with management and management represented to the Audit Committee that the Company's audited financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the auditors' judgments about the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards No. 61 Communication with Audit Committees, as amended by SAS No. 90 Audit Committee Communications. Management and the auditors also made presentations to the Audit Committee during the year on the applicability of new accounting releases, the Company's critical accounting policies, and the new requirements of the Sarbanes-Oxley Act of 2002 implemented during the year.

The Company's auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and the Audit Committee discussed the auditors' independence with management and the auditors. In addition, the Audit Committee considered whether other non-audit consulting services provided by the auditors' firm are compatible with maintaining the auditors' independence.

Based on (i) the Audit Committee's discussion with management and the auditors,
(ii) the Audit Committee's review of representations of management, and (iii) the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. This report shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

                                              Michael W. Foster, Chairman
                                              James C. DeMatteo
                                              Udo Weber

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees billed by our auditors' during the last two fiscal years were as follows:

                               ------------------- -------------------
                                      2003                2002
------------------------------ ------------------- -------------------
Audit Fees(1)                       $102,928            $71,195
------------------------------ ------------------- -------------------
Audit-related Fees                   $9,000              $5,710
------------------------------ ------------------- -------------------
Tax Fees                            $22,565             $23,505
------------------------------ ------------------- -------------------
All other fees                         -                   -
------------------------------ ------------------- -------------------
(1) Financial Statement Audit and Quarterly Reviews of Forms 10-Q (including expenses)

All of Moss Adams LLP services, whether for audit or non-audit services, are pre-approved by the Audit Committee. The Audit Committee pre-approves annually the engagement letter from Moss Adams LLP, which details the specific services to be performed. Those pre-approved services include the annual audit and 10-K review, quarterly 10-Q reviews, assistance with adoption of new accounting pronouncements or auditing and disclosure requirements, internal control reviews and assistance with internal control reporting requirements, tax compliance, tax planning, preparation and related tax services and assistance and consultation on questions raised by taxing or regulatory agencies. Any additional engagement that does not fit within the definition of the pre-approved service contained in the annual engagement letter may be presented to the Audit Committee for consideration at its next scheduled meeting, or if earlier consideration is required, to the committee chairman.

                                                                     Preliminary
--------------------------------------------------------------------------------
                     SECURITY OWNERSHIP OF BENEFICIAL OWNERS
                            (AS OF SEPTEMBER 3, 2004)
--------------------------------------------------------------------------------
The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 5, 2004, by (i) each director, director nominee and named executive officer; (ii) each person known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock; and (iii) all directors and executive officers as a group. Except as otherwise indicated in the notes below, each person whose ownership is reported has sole voting power and sole dispositive power as to the number of shares shown.

NAME AND ADDRESS                                 AMOUNT AND NATURE OF           PERCENT OF CLASS
OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP             OUTSTANDING

Steven G. Ross                                         1,800,000                     15.05%
2000 West Marshall Dr.
Grand Prairie, TX  75051

Lemuel E. Cunningham                                   1,402,579       (1)           11.64%
7000 W. Seven Rivers Dr.
Crystal River, FL  34429
Director


Peter Cundhill & Associates (Bermuda) Ltd. (9)          910,700                      7.62%
Peter Cundhill Holdings (Bermuda) Ltd. (9)
The Peter Cundhill Trust (9)
15 Alton Hill
Southampton SN01
Bermuda


Larry R. Inman                                          996,881                      8.34%
2320 SE Ag-Bag Lane
Warrenton, OR  97146
Chairman of the Board, Director, &
President

Michael W. Foster                                       314,260        (2)           2.61%
1636 Irving St.
Astoria, OR  97103
Director

Arthur P. Schuette                                      267,959        (3)           2.24%
513 Porters Neck Rd.
Wilmington, NC  28411
Director & Vice President of Sales

Walter L. Jay                                           133,297                      1.12%
190 Grant St.
Blair, NE  68008
Vice President of Manufacturing



                                    Page 29

                                                                     Preliminary

NAME AND ADDRESS                                 AMOUNT AND NATURE OF           PERCENT OF CLASS
OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP             OUTSTANDING

Michael R. Wallis                                       44,057                         *
2320 SE Ag-Bag Lane
Warrenton, OR  97146
Chief Financial Officer
& Vice President of Finance

Udo Weber                                             60,000         (4)             *
Birnenalle 10
OT Kleinbautzen
02694 Malschwitz
Germany
Director

James C. DeMatteo                                     50,000         (5)             *
9011 Lone Oak Drive
Valley Springs, CA  95252
Director

Michael J. Schoville                                  92,379         (6)                    *
6912 Capital View Ct.
Johnston, IA  50131
Chief Executive Officer

Harvey Houtkin                                        738,618        (7)           6.18%
160 Summit Avenue
Montvale, NJ  07645

All directors and officers as a group (10 persons)   3,597,824       (8)           29.33%
--------------------------------------------------------------------------------

* less than 1%

(1) Includes 952,442 shares held by the Lemuel E. Cunningham Living Trust, 72,558 shares held by Morgan Nicole Cunningham Trust, 80,000 shares held by Victoria E. Cunningham Trust, and 207,579 shares held by Brandy Lynn White Trust, of which Mr. Cunningham is the trustee, and 90,000 shares issuable upon exercise of options granted to Mr. Cunningham under the Non-Employee Director Stock Option Plan.

(2) Includes 5,118 shares owned by Astoria Pacific Industries, Inc., of which Mr. Foster is the President and 90,000 shares issuable upon exercise of options granted under the Non-Employee Director Stock Option Plan.

(3)   Includes 266,979 shares held jointly with Mr. Schuette's wife.

(4) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the Incentive Stock Option Plan and 50,000 shares of Common Stock issuable upon exercise of options granted under the Non-Employee Director Stock Option Plan.

(5) Includes 50,000 shares of Common Stock issuable upon exercise of options granted under the Non-Employee Director Stock Option Plan.

(6) Includes 20,000 shares of Common Stock issuable upon exercise of options granted under the Incentive Stock Option Plan.

(7) Includes 163,618 shares owned by Domestic Securities, Inc., of which Mr. Houtkin is CEO, 125,000 shares owned by Mr. Houtkin's wife, 100,000 shares owned by Stuart Houtkin, 100,000 shares owned by Michael Houtkin, and 100,000 shares owned by Brad Houtkin, all of whom are Mr. Houtkin's sons.

(8) Includes 280,000 shares issuable upon exercise of options granted under the Non-Employee Director Stock Option Plan, and 30,000 shares issuable upon exercise of options granted under the Incentive Stock Option Plan.


(9) These entities are not reporting companies, or majority-owned subsidiaries of reporting companies, under the Securities Exchange Act of 1934, and are not registered investment companies under the Investment Company Act of 1940. These entities have told us that Peter Cundhill has sole investment and voting control over the reported securities but that information has not been reported with the SEC and we have not otherwise verified that information.

                                                                     Preliminary
--------------------------------------------------------------------------------

                                PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following performance graph compares cumulative total return for Company stockholders over the past five years against the cumulative total return of the Standard & Poor's 500 Stock Index, and against the Standard & Poor's Machinery Group Index. The graph assumes $100 is invested in Company stock and each of the other two indices at the closing market quotation on December 31, 1998 and dividends are reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                                 [GRAPH OMITTED]

                  1998     1999     2000     2001     2002     2003
                  ----     ----     ----     ----     ----     ----
Ag-Bag          $100.00  $ 92.85  $ 78.58  $ 48.00  $ 50.29  $ 80.00
S&P 500         $100.00  $120.89  $109.97  $ 96.94  $ 75.64  $ 97.09
S&P Mach.       $100.00  $117.91  $114.30  $123.34  $120.35  $180.97

Although the companies included in the Standard & Poor's Machinery Group Index generally have a larger market capitalization than the Company, such companies are believed to provide the closest peer group representation with respect to the industry served by the Company.

This performance graph shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

--------------------------------------------------------------------------------

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The underlying objectives of the Company's compensation strategy are to attract and retain the best possible executive talent, to motivate those executives to achieve optimum operating performance for the Company, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results. There are three components to the Company's executive compensation: base salary, long-term incentives in the form of stock options, and incentive (bonus) payments. The incentive (bonus) payments are only paid in the event the Company is profitable as they are based on a percentage of net income.

Base Salary. Base salary for each executive officer, other than for Michael J. Schoville and Larry R. Inman, was subjectively determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, and current salary in relation to salary levels for comparable positions in the industry, based on the Company's general awareness of such salary levels.

                                                                     Preliminary

Long-Term Incentives. Stock options are periodically granted to the Chief Executive Officer and other executive officers to encourage management of the Company from the perspective of an owner with an equity interest in the Company. Vesting is used to encourage key employees to continue in the employ of the Company.

Annual Incentives. The Company's executive officers receive an annual bonus from the Company under their employment agreements. There were no bonus payments made in the fiscal year ended December 31, 2003.

Chief Executive Officer. Mr. Schoville's compensation is based on his employment arrangement with the Company, which provides for a base salary and has a bonus provision of 2.5% of the net income of the Company. Since the Company was not profitable for 2003, there was no bonus paid to Mr. Schoville. Mr. Schoville's compensation as set forth in his employment arrangement is derived from the value of his industry expertise and the compensation of comparable industry executives.

The Company does not have any "Excessive Employee Remuneration" as defined in section 162(m) of the Internal Revenue Code.

This report shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

                                                Michael W. Foster, Chairman
                                                Lemuel E. Cunningham


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                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The following table sets forth certain information for each of the years ended December 31, 2003, 2002 and 2001, regarding compensation accrued or paid by the Company to (1) the Company's Chief Executive Officer, and (2) each executive officer of the Company who accrued or was paid compensation in excess of $100,000 in the year ended December 31, 2003 (the "Named Executive Officers"):

------------------------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------
                                    ANNUAL COMPENSATION            LONG TERM COMPENSATION
                              ------------------------------- ----------------------------------
                                                 OTHER ANNUAL RESTRICTED SECURITIES   ALL OTHER
NAME AND PRINCIPAL             SALARY    BONUS   COMPENSATION   STOCK    UNDERLYING COMPENSATION
POSITION                YEAR     ($)      ($)         ($)       AWARDS     OPTIONS       ($)
---------------------- ------ --------- -------- ------------ ---------- ---------- ------------
Michael J. Schoville,   2003   110,000     -           -          -           -        810 (3)
CEO                     2002    91,667     -           -          -        30,000      810 (3)
                        2001      -        -           -          -           -           -
---------------------- ------ --------- -------- ------------ ---------- ---------- ------------
Larry R. Inman,         2003   133,138     -           -          -           -           -
President               2002   108,000     -       14,400 (1)      -           -           -
                        2001   108,000   11,576    14,400 (1)      -           -           -
---------------------- ------ --------- -------- ------------ ---------- ---------- ------------
Michael R. Wallis,      2003    99,350      -           -          -           -           -
CFO & VP of Finance     2002    90,000      -       4,800 (2)      -           -           -
                        2001    90,000   11,576     4,800 (2)      -           -           -
---------------------- ------ --------- -------- ------------ ---------- ---------- ------------
Walter L. Jay,          2003    99,350      -           -          -           -           -
VP of Mfg.              2002    90,000      -       5,400 (2)      -           -           -
                        2001    90,000   11,576     5,400 (2)      -           -           -
---------------------- ------ --------- -------- ------------ ---------- ---------- ------------

                                                                     Preliminary

(1) Includes a $4,800 automobile expense allowance and a $9,600 farm-related expense allowance. (2) Automobile expense allowance. (3) Dollar value of term life insurance premium paid on behalf of Mr. Schoville.

No stock appreciation rights or stock options were granted to, or exercised by, the Company's executive officers during the last fiscal year.

-----------------------------------------------------------------------------------------------------------------------
                       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
                                                     --------------------------------- --------------------------------
                                                      NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-
--------------------- ----------------- ------------  UNEXERCISED OPTIONS/SARS AT         MONEY OPTIONS/SARS AT
                       SHARES ACQUIRED      VALUE            DECEMBER 31,2003 (#)             DECEMBER 31,2003 ($)
          NAME         ON EXERCISE (#)  REALIZED ($)   (EXERCISABLE/UNEXERCISABLE)       (EXERCISABLE/UNEXERCISABLE)
--------------------- ----------------- ------------ --------------------------------- --------------------------------
Michael J. Schoville          0               0               10,000/20,000                   $3,500/$7,000 (1)
--------------------- ----------------- ------------ --------------------------------- --------------------------------
Larry R. Inman                0               0                    0/0                              $0/$0
--------------------- ----------------- ------------ --------------------------------- --------------------------------
Michael R. Wallis             0               0                    0/0                              $0/$0
--------------------- ----------------- ------------ --------------------------------- --------------------------------
Walter L. Jay                 0               0                    0/0                              $0/$0
--------------------- ----------------- ------------ --------------------------------- --------------------------------

(1)- Calculated based on the closing market price of the Company's Common Stock on December 31, 2003 at $.35 per share as reported on the OTC Bulletin Board.

DIRECTOR COMPENSATION

Of our current Board members, Mr. Inman and Schuette are salaried employees of the Company. Board members that are not salaried employees of the Company receive separate compensation for Board service. For 2004, that compensation includes:
--------------------------------------------------------------------------------
ATTENDANCE FEES:             $1,000 for each in-person Board meeting
                             $  500 for each Board committee meeting
                             Expenses related to attendance
--------------------------------------------------------------------------------
STOCK OPTIONS:               Per Non-Employee Director Stock Option Plan*
--------------------------------------------------------------------------------
*Pursuant to the Company's Non-Employee Director Stock Option Plan, adopted in 1996, each non-employee director receives an initial option to purchase 50,000 shares of the Company's Common Stock, ("Common Stock"), which vest over a three year period at the rate of 40% after six months, 40% after two years and 20% after three years. At each annual meeting, directors who have served a three-year term receive an annual option to purchase 10,000 shares of Common Stock exercisable six months after the grant date. The exercise price for the options granted to non-employee directors is equal to the fair market value of the Common Stock on the date of grant. A total of 300,000 options have been granted under the Non-Employee Director Stock Option Plan, 240,000 of which are fully vested at December 31, 2003.

                                                                     Preliminary
EMPLOYMENT AGREEMENTS


The Company has employment agreements with executive officers, Messrs Inman, Jay and Wallis and Ms. Tucker, which are automatically renewed on a yearly basis, unless terminated by the death or disability of the employee, or upon at least six months written notification by either party. The employment agreements provide for base compensation, bonus compensation and participation in the employee benefit plans offered by the Company. The base compensation and bonus compensation provided for in the employment agreements is summarized in the following table:

------------------------------ --------------------------------- ----------------------------------
EMPLOYEE                       BASE COMPENSATION                 BONUS COMPENSATION
------------------------------ --------------------------------- ----------------------------------
Larry R. Inman                 $133,118 per year                 2.5% of net income after taxes and
                                                                 bonus (if any)
------------------------------ --------------------------------- ----------------------------------
Walter L. Jay                  $99,350 per year                  2.5% of net income after taxes and
                                                                 bonus (if any)
------------------------------ --------------------------------- ----------------------------------
Michael R. Wallis              $99,350 per year                  2.5% of net income after taxes and
                                                                 bonus (if any)
------------------------------ --------------------------------- ----------------------------------
Lou Ann Tucker                 $77,760 per year                  2.5% of net income after taxes and
                                                                 bonus (if any)
------------------------------ --------------------------------- ----------------------------------

On April 11, 2000, the Company entered into Change of Control Agreements with Messrs Inman, Jay, Wallis and Schuette, and Ms. Tucker, Linder and Shepard. These agreements provide for payments to the executive officer or key employee of the Company, of one year's annual base salary, and a bonus of $5,000 for each year of Company service in excess of five years, in addition to outplacement services and continued Company employee benefit coverage for a one year period, in the event that such officer's employment is terminated by the Company without cause or by the employee for good reason within two years of a change in control.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Lemuel E. Cunningham, who served on the Compensation Committee of the board of directors of the Company during 2003, was a Vice President of the Company from 1990-1996.



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                                  OTHER MATTERS
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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), requires that the Company's officers, directors or persons who own more than 10% of the Common Stock of the Company file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Form 4 and Form 5. Officers, directors and holders of more than 10% of the Common Stock are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports furnished to the Company and written representations with respect to the fiscal year ended December 31, 2003, directors Cunningham, Foster, Weber and DeMatteo each reported his annual non-employee director stock option grant on a Form 5 for 2003 instead of on a Form 4 as required by recently adopted rules. Consequently, the report of each director's annual grant of options was delinquent.

                                                                     Preliminary

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING


Proposals submitted in reliance upon Rule 14a-8 of Regulation 14A: Any stockholder proposals to be considered for inclusion in the proxy materials for the Company's 2005 Annual Meeting must be received at the principal executive offices of the Company not later than _______________, _____.

Proposals not submitted in reliance upon Rule 14a-8 of Regulation 14A: The proxy holders will have discretionary authority to vote on any proposal that is presented at the 2005 Annual Meeting and not contained in the Company's proxy materials unless the Company receives notice of such proposal at its principal office no later than _______________, _____.


MATTERS RAISED AT THE MEETING NOT INCLUDED IN THIS STATEMENT


As of the date of this Proxy Statement, the Company is not aware of any other business to be presented at the Annual Meeting. However, if other matters properly come before the meeting, the proxy holders will vote the proxies received in accordance with their best judgment on such matters to the extent allowed by Rule 14a-4(c) of Regulation 14A.


INDEPENDENT PUBLIC ACCOUNTANTS


Moss Adams LLP is our current principal accountant and was our principal accountant for the year ended December 31, 2003. We do not expect a representative of Moss Adams LLP to be present at the Annual Meeting. Therefore, we do not expect that Moss Adams LLP will have an opportunity to make a statement if they desire to do so, and will not be available to respond to appropriate questions from stockholders.

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                           INCORPORATION BY REFERENCE
--------------------------------------------------------------------------------

This proxy statement incorporates by reference the documents listed below, which contain important business and financial information. This means that we can disclose information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered a part of this proxy statement, except for any information superseded by information contained in this proxy statement.

The following documents are incorporated by reference into this proxy statement:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         o Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004; and

         o All documents filed by us under Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this proxy statement and before the Annual Meeting (other than documents deemed to be furnished by applicable SEC rules).

Any statement contained in a document incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 accompany these materials. In addition, we will provide to you a copy of any and all of the information that is incorporated by

                                                                     Preliminary

reference in this proxy statement (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement), without charge, upon written request. You should make any request for documents by ________________, 2004 to ensure timely delivery of the documents. Requests should be directed to the Chief Financial Officer, Ag-Bag International Limited, 2320 SE Ag-Bag Lane, Warrenton, OR 97146.

We also file reports, proxy statements and other information with the SEC. You may read any document filed by us at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. You may also read our filings at the SEC's web site at http://www.sec.gov.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            LouAnn Tucker, Secretary

                                                                       ANNEX A-1

                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT is made as of the 13th day of August, 2004, by and between Ag-Bag International Limited, a Delaware corporation ("Seller") and Miller St. Nazianz, Inc., a Wisconsin corporation ("Buyer").

                                    RECITALS
                                    --------

         WHEREAS, Seller is engaged in the manufacture and sale of complete sealed plastic storage systems for agricultural and environmental uses (the "Business"). Buyer desires to purchase and Seller desires to sell substantially all of the assets owned by and/or used by Seller in the operation of the Business, upon the terms and conditions hereinafter set forth.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.   PURCHASE AND ASSIGNMENT OF ASSETS OF SELLER.

              1.1 PURCHASED ASSETS. Seller shall sell, transfer, assign, convey and deliver to Buyer, free and clear of all liens, security interests, claims and encumbrances, except for (i) taxes not yet due and payable and (ii) those liens, security interests and the rights of lessors under certain leases and of licensors under certain licenses, none of which, alone or in the aggregate materially interfere with the present use of the following or the operation of the Business (as scheduled on Schedule 1.1, the "Permitted Encumbrances"), taken as a whole, and Buyer will acquire, on the Closing Date (as hereinafter defined) all right, title and interest in and to all of the assets owned by or used by Seller in the operation of the Business (the "Purchased Assets"), except those Excluded Assets set forth in Section 1.2 below, as follows:

                   (a) All inventory usable by Seller in the operation of the Business and accepted by Buyer ("Inventory");

                   (b) All machinery, equipment, cranes and other building fixtures, jigs and manufacturing fixtures, furniture, office supplies, vehicles, software programs, computer printouts, telephone systems and numbers, data bases and all related maintenance parts ("Equipment");

                   (c) All software products and any other proprietary products and related object, source, and all other computer programming codes, graphics sources, scripts, user manuals and instructions, and related items developed by Seller or used in Seller's business, subject, however, to the rights of the licensors under all applicable licenses;

                   (d) All technical information, documentation and descriptive materials used in connection with or otherwise related to the Seller's business;

                   (e) All patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, discoveries, and all rights to sue for past, present or future infringement or appropriation thereof, internet domain names, formulas and other proprietary know-how, whether or not patentable and any other intellectual property;

                   (f) All rights and interests in and to purchase orders, license agreements, maintenance and service agreements and other contracts with Seller's customers, sales orders issued to Seller's suppliers, leases of personal and real property, and other contracts with Seller's suppliers (the parties expressly acknowledge herein that Seller's existing contract with Up North Plastics, Inc. dated December 20, 1991, and as amended June 19, 2002, February 1, 1993, November 17, 1993, December 20, 1995, and February 2, 2000 shall not be assigned to Buyer and Buyer shall not assume said contract) and, in addition to the foregoing, any other contracts of Seller which Buyer expressly elects to assume, provided that in each case Seller obtains any required consent of third parties to the assignment thereof to Buyer, or Buyer in its sole discretion waives same ("Contracts");

                   (g) All books and records, including all customer lists, sales and promotional materials, warranty records, personnel records, payroll records, product engineering and development records and research and development records; and

                   (h) All other assets and rights of Seller, unless expressly listed as Excluded Assets in Section 1.2.

              1.2 EXCLUDED ASSETS. The following assets and rights owned or leased by Seller, as the case may be, shall not be sold by Seller to Buyer and shall be retained by Seller following the Closing ("Excluded Assets"):

                   (a)  All cash;

                   (b)  All accounts receivable;

                   (c)  All real estate;

                   (d)  The paint booths and systems;

                   (e)  The Visual computer system;

                   (f) Seller's corporate minute and stock record books and corporate seal, general accounting records and books of original entries, checkbooks and cancelled checks, and tax returns, reports and related records; and

                   (g) Seller's rights and interest in and to any contracts not assumed by Buyer, if any.

              1.3 DELIVERY OF PURCHASED ASSETS. At the Closing, Seller shall transfer and assign all of the Purchased Assets to Buyer by delivery to Buyer of an appropriate bill of sale, assignment documents and such other instruments of transfer and conveyance as shall be necessary to vest in Buyer full and complete ownership, and legal and equitable title, to the Purchased Assets free and clear of any and all liens and encumbrances of any kind or nature whatsoever except for the Permitted Encumbrances; all such documents to be in form and substance satisfactory to counsel for Buyer.

         2.   PURCHASE PRICE.

              2.1 AMOUNT OF PURCHASE PRICE. As consideration for the Purchased Assets, Buyer will assume the Assumed Liabilities and will pay to Seller an amount equal to the following (the "Purchase Price"):

                   (a) The amount of inventory on hand of new finished goods and components equal to the amount of such inventory items that were sold or used in the manufacturing process during the twelve (12) month period prior to Closing, valued at actual cost; plus the amount of other inventory items, accepted by Buyer, valued at Seller's cost less accumulated reserve; plus

                   (b) The amount of inventory on hand of new repair parts equal to the sales of such repair parts during the twenty-four (24) month period prior to Closing valued at actual cost; plus the amount of other repair parts inventory, accepted by Buyer, valued Seller's cost less accumulated reserve; plus

                   (c) The amount of inventory on hand of used finished goods, accepted by Buyer, valued at the lower of cost or net book value (cost minus accumulated reserves for each machine) times 85%; plus

                   (d) The amount of Equipment valued at the depreciated book value of each item; plus

                   (e) One Million Two Hundred Thousand Dollars ($1,200,000); minus

                   (f) The amount of the warranty expense accrued by Seller during the twelve (12) month period prior to Closing.

              2.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price should be allocated among the Purchased Assets as provided on Schedule 2.2 to be attached hereto at the Closing and incorporated herein by this reference to be prepared by mutual agreement of Seller and Buyer.

         3. ASSUMPTION OF LIABILITIES. At the Closing, Buyer will only assume and perform the obligations of Seller (i) arising from and after the Closing associated with the ownership of the Purchased Assets, including, but not limited to, the Contracts and (ii) arising from and after the Closing associated with the operation of the Business (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities, Seller is retaining all of its debts, liabilities and obligations existing as of the Closing and Buyer will not assume and will not be obligated to pay, perform or discharge any debts, liabilities or obligations of Seller, whether actual or contingent including, without limitation and if any, obligations relating to Seller's plastic supply agreement with Up North Plastics, Inc., employee pension, profit sharing, vacation, health insurance or any other employee benefits, income taxes, sales or use taxes, or product warranty or product liability claims arising prior to or as a result of the Closing.

         4. CLOSING DATE. The closing (consummation of the transactions contemplated by this Agreement) ("Closing") shall take place at Seller's corporate office on October 29, 2004, or at such other time and place as the parties may agree ("Closing Date").

         5.   REPRESENTATIONS OF SELLER. For purposes of this Section 5:

                   (a) References to the "knowledge" of Seller means the actual knowledge of Seller's management personnel; and

                   (b) No specific representation or warranty shall limit the applicability of a more general representation or warranty.

         Seller hereby represents to the Buyer as follows:

              5.1 SELLER'S ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to own the Purchased Assets associated with the Business as it is now being conducted and is qualified to do business and is in good standing in all states where it does business.

              5.2 SELLER'S AUTHORITY. The execution and delivery of this Agreement, and all documents to be executed and delivered by Seller pursuant to this Agreement, have been duly and validly authorized Board of Directors of Seller, and at the Closing, will have been duly approved by the stockholders of Seller. This Agreement is, and such other documents when executed and delivered by Seller will be, valid and binding obligations of Seller enforceable in accordance with their respective terms.

              5.3 TITLE TO AND CONDITION OF PROPERTY. On the Closing Date, (a) Seller shall have good and marketable title to, undisputed possession of and complete and unrestricted power to sell, assign, transfer, convey and deliver all of the Purchased Assets free and clear of all options, adverse claims, restrictions, debts, claims, security interests, defects of title, liens, pledges, charges or encumbrances of any nature whatsoever, except for the Permitted Encumbrances and (b) there shall not be as of the Closing Date any fact or circumstance known to Seller which may or could result in any liability to Buyer, Seller or the Business by reason of any local, state or federal statute or ordinance.

              5.4 CONDITION OF PURCHASED ASSETS. To the knowledge of Seller, all of the Purchased Assets shall be, as of the Closing Date, in good working condition in all material respects.

              5.5 NO CONSENT REQUIRED. Seller shall be solely responsible for any consent, approval, order or authorization of, or declaration, filing or registration with, any person or governmental authority as may be required to be made or obtained in connection with the authorization, execution, delivery or performance of this Agreement or the transactions contemplated hereby and thereby, other than (i) such as will have been made or obtained as of the Closing Date, and (ii) such consents, approvals, orders, authorizations, declarations, filings, or registrations the failure to make or obtain will not have a material adverse effect on Seller, its business, operations or financial condition, or on the Purchased Assets (a "Material Adverse Effect").

              5.6 FINANCIAL STATEMENTS. Seller has delivered annual income statements and balance sheets for its three most recent fiscal years (the "Annual Financial Statements") to Buyer. The Annual Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied. To Seller's knowledge, the books, records and accounts of the Business accurately and fairly reflect in all material respects the activities, transactions and dispositions of assets relating to the Business.

              5.7 CHANGES SINCE RECENT BALANCE SHEET DATE. With respect to the period from and after the date of the June 30, 2004 Balance Sheet (the "Recent Balance Sheet"), to Seller's knowledge, there has not been any material adverse change in the condition of the Purchased Assets or the Business of Seller, except changes in the ordinary course of business.

              5.8 TAXES. Seller has duly filed or caused to be filed all federal, state, local and foreign tax returns, reports and declarations required to be filed by it, and has paid or made adequate provisions on the books and records of Seller for the payment of all Taxes (as hereinafter defined) due in respect thereof. As used herein, "Taxes" shall mean all taxes, fees, levies or other assessments including but not limited to income, excise, property, sales, social security and unemployment compensation taxes imposed by the United States, any state, county or local government, and any interest or penalty relating to such taxes or other assessments, in each case that relate to the Purchased Assets or the Business or could become a lien thereon.

              5.9 LITIGATION AND PROCEEDINGS. There is no action, suit or proceeding pending or, to the knowledge of the Seller, threatened against the Seller, that would prevent the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed on Schedule 5.9, there is no suit, action or legal, administrative, arbitrative or other proceeding pending, nor does Seller have written notice or actual notice of any threatened suit, action or legal, administrative, arbitrative or other proceeding in connection with the Seller's Business or Purchased Assets; and to Seller's actual knowledge, Seller is not under governmental investigation with respect to any violation of any law or administrative regulation, federal, local or state, with respect to its design, manufacture or sale of any of the items sold and Seller has no actual knowledge of any existing facts or circumstances which would constitute a basis for such action, proceeding, investigation, suit or arbitration.

              5.10 LABOR AGREEMENTS. Seller has no obligations, contingent or otherwise, under any written employment contract (and to Seller's knowledge, any oral employment contracts), collective bargaining agreement, executive employment agreement, executive compensation agreement, employees' pension or retirement plan, thrift plan, employees' insurance plan, employees' profit sharing or employees' stock purchase plan.

              5.11 COMPLIANCE WITH LAW. To the knowledge of Seller, Seller and the methods and means employed by it in the operation of the Business and its ownership of the Purchased Assets are in compliance with all applicable federal, state, local and foreign laws, regulations or orders of any court, or federal, state, municipal or other governmental department, commission, board, agency or other instrumentality (including without limitation, laws and regulations applicable to environmental standards, wages and hours, civil rights and occupational health and safety), except where such non-compliance would not have or result in a Material Adverse Effect.

              5.12 CUSTOMERS AND SUPPLIERS. As soon as possible after the date of this Agreement, but in no event later than September 1, 2004, Seller shall provide Buyer with a list of the twenty (20) largest customers of the Business in terms of dollar volume of sales for the three (3) preceding fiscal years and for the current fiscal year-to-date, showing the approximate total dollar amount of sales by Seller to each such customer during each such fiscal year and a list of the twenty (20) largest suppliers of the Business in terms of dollar volume of purchases for the three (3) preceding fiscal years and for the current fiscal year-to-date, showing the approximate total dollar amount of purchases by Seller from each supplier during each such fiscal year. In the event the listed customers do not represent at least eighty percent (80%) of the total sales volume in any fiscal year, the listing of customers shall be expanded to include the next largest customers such that the total list of customers in the fiscal year represent at least eighty percent (80%) of the total sales volume for that fiscal year. To Seller's knowledge, there has not been any material adverse change in the Business relationship of Seller with any of such customers or suppliers since the date of the Recent Balance Sheet.

              5.13 CONTRACTS AND COMMITMENTS. Each of the Contracts is in full force and effect and has not been modified or amended. Seller is not and no other party is in material breach or default under any Contract, and, to Seller's knowledge, no event has occurred which constitutes, or with the lapse of time or the giving of notice, or both, would constitute such a breach or default by Seller thereunder. True, correct and complete copies of all of the Contracts have been delivered to Buyer. Except as specifically disclosed pursuant to other provisions of this Agreement or in Schedule 5.13, Seller is not a party to any:

                   (a) Purchase Order which by its terms will not be filled within sixty (60) days of its date, is in excess of the normal, ordinary and usual requirements of the Business or provides for the purchase of goods/services at a price in excess of $25,000;

                   (b) Sales Order which by its terms will not be filled within sixty (60) days of its date, quotes prices which are not in the ordinary course of Business or provides for the sale of goods/services at a price in excess of $25,000;

                   (c) agreement with any agent, consultant, advisor, salesperson, sales agent or representative, distributor or dealer, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

                   (d) except for Seller's standard limited warranty, any agreement requiring Seller to accept the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers;

                   (e) agreement requiring Seller to assign any interest in any trade secret or prohibiting or restricting Seller from competing in any Business or geographical area or soliciting customers or otherwise restricting it from carrying on its Business anywhere in the world;

                   (f) any other agreement, lease, license or commitment which is material to the Purchased Assets or the conduct of the Business.

              5.14 INTELLECTUAL PROPERTY. As soon as possible after the date of this Agreement, but in no event later than September 1, 2004, Seller shall provide Buyer with a schedule that contains all of the patents, trademarks, copyrights, and similar rights and applications therefor, expired or currently in effect, ever owned or obtained by Seller, or any affiliate of Seller. No claims of infringement are presently pending or, to Seller's knowledge, threatened with respect to any of such rights.

              5.15 ALL NECESSARY ASSETS. The Purchased Assets constitute all of the tangible and intangible assets, rights, and properties necessary to permit Buyer to conduct the Business in all material respects in the same manner as the Business has been conducted by the Seller prior to the date hereof.

              5.16 ABSENCE OF UNDISCLOSED LIABILITIES. As of the Closing Date, the Seller will not have any material debts, liabilities or obligations of any nature affecting the Business, or the Purchased Assets (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition known to it existing on or prior to the Date Closing (regardless of when such liability or obligation is asserted), including but not limited to liabilities or obligations for governmental charges or penalties, interest or fines thereon or in respect thereof, except as and to the extent clearly and accurately reflected and accrued for or reserved against in the Financial Statements or as otherwise disclosed to Buyer.

              5.17 COMPLIANCE WITH SECURITIES LAWS. Seller has filed all forms, reports and documents required to be filed by Seller with the United States Securities and Exchange Commission (the "SEC") since July 1, 2001 (the "Seller's SEC Reports"). The Seller's SEC Reports (including any financial statements filed as a part thereof or incorporated therein by reference) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller's SEC Reports or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         6. BUYER'S REPRESENTATIONS. Buyer hereby represents to the Seller as follows:

              6.1 BUYER'S ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and is qualified to do business in the State of Wisconsin.

              6.2 BUYER'S AUTHORITY. The execution and delivery of this Agreement, and all documents to be executed and delivered by Buyer pursuant to this Agreement, have been duly and validly authorized by the Board of Directors of Buyer. This Agreement is, and such other documents when executed and delivered by Buyer will be, valid and binding obligations of Buyer enforceable in accordance with their respective terms.

              6.3 LITIGATION. There are no actions, suits, proceedings pending or, to the knowledge of purchaser, threatened against the purchaser, that would prevent the consummation of the transactions contemplated by this Agreement.

         7.   COVENANTS.

              7.1 FULL ACCESS. From the date hereof to the Closing Date, during reasonable times during normal business hours, Seller will give Buyer and its representatives access to, and will cooperate as Buyer may request in making available to it, all books, records and other information relating to the Business. In the exercise of the rights conferred by Buyer under this

Section 7.1, Buyer shall use all best efforts to minimize the disruption to Seller and its business operations.

              7.2 ACCESS TO BOOKS AND RECORDS. Following the Closing, upon reasonable notice and during reasonable times during normal business hours, Buyer shall make the books and records available to Seller for inspection by Seller or its representatives with respect to Seller's operation of the Business prior to the Closing. As used in this Section, the right of inspection includes the right to make abstracts or copies.

              7.3 COVENANT TO SATISFY CONDITIONS. Seller will use its best efforts to ensure that the conditions set forth in Section 8 hereof are satisfied, including, without limitation, the deliveries to Buyer provided for therein. Buyer will use its best efforts to ensure that the conditions set forth in Section 9 hereof are satisfied, including, without limitation, the deliveries to Seller provided for therein.

              7.4 PUBLICITY. Each party will consult with the other party prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and will not issue any such release or make any such statement over the reasonable objection of the other party, except as required by law; provided, however, that without the express approval of Seller in its sole discretion, Buyer will not disclose the existence of the transactions contemplated hereby (except to their own advisors) until after the Closing Date.

              7.5  CONDUCT OF BUSINESS PENDING THE CLOSING. Prior to the Closing
Date:


                   (a) Seller will not institute any new or unusual methods of sale, distribution, management, accounting or operation, and Seller will not, except in the ordinary course of business consistent with past practice, engage in any transaction or activity or enter into any agreement, lease, license or commitment;

                   (b) Seller will not create any indebtedness for borrowed money or incur any obligation or liability other than in the ordinary course of the Business consistent with past practice, or subject any of the Purchased Assets to any material lien or encumbrance of any nature;

                   (c) Seller will process sales orders, purchase orders and warranty claims in a manner consistent with Seller's past practice;

                   (d) Seller will maintain all of its property, casualty, liability and other insurance in effect as of the date hereof through the Closing Date;

                   (e) Seller will use its reasonable efforts to preserve the business organization of the Business intact and to preserve for Buyer the present relationships of Seller with the suppliers, customers and employees of the Business and others having business relations with it;

                   (f) Seller will not purchase or acquire or enter into any contract to purchase or acquire for its Business any supplies, inventory, services or other assets except in the ordinary course of business and in quantities consistent with Seller's past practice, or dispose of any asset of the Business (other than items of inventory in the ordinary course of business);

                   (g) Seller will use its reasonable efforts to maintain in effect any and all leases, agreements and other rights relating to the Business, other than those which expire by their terms, and Seller will not breach or commit a default under any of the foregoing; provided, however, that nothing in this Section 7 or any other provision of this Agreement shall prohibit or restrict Seller from (a) taking or refusing to take any action in accordance with the ordinary course of business, or (b) taking or refusing to take any action reasonably necessary in the judgment of Seller for the benefit of the Business outside the normal course of business upon written notice thereof to Buyer.

              7.6 TAX ON TRANSACTION. Seller shall be responsible for and shall pay all transfer taxes and fees and sales and use taxes or other taxes and fees which may be imposed in connection with the sale or use of any of the Purchased Assets sold and transferred by Seller to Buyer pursuant to this Agreement.

              7.7 CONFIDENTIALITY. Each party to this Agreement will hold in confidence all documents and information concerning the other party furnished to it in connection with the transactions contemplated by this Agreement and not otherwise lawfully available to it, and will use such information only in connection with such transactions and, after the consummation of such transactions, only in the conduct of its business. Neither party will release or disclose such documents or information to any other person, except to its attorneys, accountants and other outside consultants in connection with this Agreement and its business, except to the extent such party can demonstrate such information was previously known by it, in the public domain through no fault of such party, disclosed to it by a third party having no confidentiality obligation to the other party, or required by law. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and such information and documents shall not be used to the detriment of the disclosing party or otherwise in any manner and all such documents (including copies and extracts thereof) shall be returned to the disclosing party immediately upon its request.

              7.8 FURTHER ASSURANCES. Each party will execute such further documents, and perform such further acts as may be necessary to sell, transfer, assign, convey and deliver the Purchased Assets to Buyer on the terms herein contained and to otherwise comply with the terms of this Agreement and to consummate the transactions contemplated by this Agreement.

              7.9 PRODUCT LIABILITY MATTERS. Any product liability claim made by a customer relating to products invoiced by Seller shall be the sole responsibility of Seller unless the Buyer has subsequently improperly serviced such products and Seller shall indemnify and hold harmless Buyer with respect to any such product liability claims. Any product liability claim made by a customer relating to products invoiced by Buyer or improperly serviced by the Buyer subsequent to the Closing Date shall be the sole responsibility of Buyer and Buyer shall indemnify and hold harmless Seller with respect to any such product liability claims.

              7.10 PRODUCT WARRANTY CLAIM PROCEDURES. Buyer shall notify Seller of any product warranty or other claim made by a customer relating to products invoiced by Seller. Buyer shall perform such warranty related services for Seller at Buyer's expense.

              7.11 USE OF SELLER'S NAME. Following the Closing, neither Seller nor any affiliate of Seller shall, without the prior written consent of Buyer, shall make any use of the name "Ag-Bag" or "Ag-Bag International Limited" or any other name confusingly similar thereto, except as may be necessary for Seller to pay the liabilities, prepare tax returns and other reports, and to otherwise wind up and conclude its business.

              7.12 TRANSPORTATION OF PURCHASED ASSETS; RENT-FREE USE OF SELLER'S FACILITY. On the Closing Date, Buyer shall take physical possession of the Purchased Assets and shall be solely responsible for the transportation of the Purchased Assets to Buyer's facility. Buyer shall be allowed to store some or all of the Purchased Assets at Seller's facility for up to ninety (90) days following the Closing Date at no charge. Seller agrees that Buyer may conduct sales of any excess Equipment during such period at Seller's facility.

              7.13 BROKERAGE. Buyer and Seller each covenant to the other that neither it nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

              7.14 THIRD-PARTY CLAIMS. The parties shall cooperate with each other with respect to the defense of any claim made or litigation commenced by a third party subsequent to the Closing Date which is not subject to the indemnification provisions contained in Section 11, provided that the party requesting cooperation shall reimburse the other party for such other party's reasonable out-of-pocket costs of furnishing such cooperation.

              7.15 NONCOMPETITION. On the Closing Date, Seller and Buyer shall enter into a mutually acceptable Noncompetition Agreement. Notwithstanding anything herein or in such Non-competition Agreement to the contrary, nothing shall preclude Seller from disposing of or otherwise dealing in the inventory not accepted by Buyer in such manner as Seller, in its sound discretion, shall determine.

              7.16 REPORTING. Following the Closing, each party will file all income and other tax returns and reports, including the report required by
Section 1060 of the Internal Revenue Code of 1986, as amended, consistent with the allocation of the Purchase Price set forth in Section 2.2.

              7.17 RECEIVABLES; MAIL. At Closing, Seller shall provide Buyer with a list of all Seller's accounts receivable as of the Closing Date. Buyer shall assist Seller in the collection of Seller's accounts receivable following the Closing Date. Any payments received against those accounts receivable after the Closing Date from Seller's former customers shall be applied against the oldest balance due unless a bona fide dispute exists and the customer directs payment to be applied in a different manner. Both Buyer and Seller agree to promptly forward to one another any mail intended for the other which comes into its possession following Closing.

              7.18 WAIVER BULK SALES COMPLIANCE. Seller shall pay or otherwise satisfy in the ordinary course of business all of its liabilities and obligations not otherwise to be assumed by Buyer hereunder. Buyer and Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in connection with the Contemplated Transactions. Seller shall indemnify Buyer from any loss or damages sustained or suffered by Buyer by reason of the parties' failure to comply with any applicable Bulk Sales Laws.

              7.19 ACCOUNTING INFORMATION AND DATA. Seller shall, at its sole cost, but in all respects subject to the rights of any third parties, download into a Microsoft Excel program and provide to Buyer all accounting, manufacturing, purchasing, engineering and other data relevant to the operation of the Business. Additionally, Seller shall, at its sole cost, but in all respects subject to the rights of third parties, download and provided to Buyer all manufacturing and engineering drawings into DXF files or such other media as may be reasonably requested by Buyer.

              7.20 NON-SOLICITATION; FIDUCIARY OBLIGATIONS IN EVENT OF SUPERIOR OFFER. Seller shall not solicit, initiate or encourage any inquiries or proposals that constitute a proposal or an offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction of such party involving other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposal being referred to as an "Acquisition Proposal"); provided, however, that nothing contained in this Section 7.20 shall prevent Seller from furnishing non-public information to, or entering into discussions or negotiations with, any third party in connection with an unsolicited bona fide written proposal for an Acquisition Proposal by such third party, if and only to the extent that (1) such third party has made a written proposal to the Seller's Board of Directors to consummate an Acquisition Proposal, which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Seller, as the case may be, (2) the Board of Directors of Seller determines in good faith that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater benefit to the Seller's stockholders than the transaction contemplated by this Agreement (a "Superior Proposal"), (3) the Board of Directors of Seller determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (5) prior to furnishing such non-public information to, or entering into discussion or negotiation with, such person or entity, the Board of Directors of Seller receives from such person or entity an executed confidentiality agreement. If the Seller receives a Superior Proposal, and the Board of Directors of Seller determines in good faith that it is necessary or advisable to do so in order to comply with its fiduciary duties to Seller and its stockholders, Seller may terminate this Agreement upon payment of a breakup fee to Buyer of $100,000.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement shall, at its option, be subject to the satisfaction, on or before the Closing Date, of all of the following conditions:

              8.1 POSSESSION OF PURCHASED ASSETS. Buyer shall have the right to take possession of the Purchased Assets and receive a duly executed bill of sale and an assignment therefor.

              8.2 REPRESENTATIONS AND WARRANTIES ACCURATE. All representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true at the Closing Date as if such representations and warranties were made at the Closing Date. Seller shall furnish Buyer with an appropriate certificate to that effect, dated as of the Closing Date, and signed by a duly authorized officer of Seller.

              8.3 PERFORMANCE BY SELLER. Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by Seller prior to or on the Closing Date, and shall have delivered to Buyer an appropriate certificate to that effect, dated as of the Closing Date, and signed by a duly authorized officer of Seller.

              8.4 APPROVAL. The Board of Directors of Seller shall have taken all action necessary to approve the transactions called for by this Agreement and certified copies of any resolutions duly adopted by the Board of Directors shall have been delivered to Buyer.

              8.5 MATERIAL ADVERSE EFFECTS. Since the execution of the Agreement, there shall not have occurred any changes that in the aggregate materially adversely affect the Purchased Assets or Business.

              8.6 CHANGE OF NAME. Seller shall have delivered to Buyer Articles of Amendment to its Articles of Incorporation effecting a change of its name (to be filed immediately after the Closing) together with the filing fees and all other documents needed to effect such name change.

              8.7 NONCOMPETITION AGREEMENTS. Buyer and each of Larry Inman, Mike Schoville, Mike Wallis, Lou Ann Tucker, Walter Jay, Debbie Linder, Art Schuette and Linda Shepard shall have entered into Noncompetition Agreements which shall contain terms and conditions acceptable to Buyer.

         9. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement shall, at its option, be subject to the satisfaction, on or before the Closing Date of all the following conditions:

              9.1 REPRESENTATIONS AND WARRANTIES ACCURATE. Representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true at the Closing Date as if such representations and warranties were made at the Closing Date. Buyer shall furnish Seller with an appropriate certificate to that effect, dated as of the Closing Date, and signed by a duly authorized officer of Buyer.

              9.2 PERFORMANCE BY BUYER. Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by Buyer prior to or on the Closing Date and shall have delivered to Seller an appropriate certificate to that effect, dated as of the Closing Date, and signed by a duly authorized officer of Buyer.

              9.3 RECEIPT OF PURCHASE PRICE. Seller shall have received payment of the Purchase Price from Buyer as provided for in Section 2.1.

              9.4 STOCKHOLDER APPROVAL; NO INJUNCTIONS. This Agreement and the transactions contemplated hereby shall have been approved by the stockholders of the Seller in the manner required by law and the charter documents and bylaws of Seller. No governmental entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment, injunction, statute, rule, or regulation which has the effect of making this Agreement or the transactions contemplated hereby illegal or otherwise prohibiting the consummation of this Agreement or the transactions contemplated hereby.

              9.5 DISSENTERS. Not greater than 5% of the outstanding shares of the Buyer's capital stock shall have perfected dissenters' rights with respect to the transactions contemplated hereby.

         10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement by Seller, and Buyer shall survive the Closing Date and shall continue for a period of twelve (12) months following the Closing, except (a) those representations and warranties set forth in Section
5.8 shall continue until the expiration of the applicable statute of limitations, including any extensions thereof, and (b) those representations and warranties set forth in Sections 5.1, 5.2, 5.3(a), 6.1 and 6.2 shall continue indefinitely.

         11.  INDEMNIFICATION AND DISPUTE RESOLUTION.

              11.1 INDEMNIFICATION BY SELLER. Seller shall indemnify and hold Buyer harmless from and against any loss, cost, expense or damage suffered by Buyer (including reasonable attorneys' fees) resulting from or arising out of the breach of any representation or warranty made by Seller under this Agreement or any other agreement with or in favor of Buyer. Seller's obligation under this Section with respect to the breach of any representations or warranties under
Section 5 shall become effective only after and to the extent that the total amount of claim for what Buyer is entitled to indemnification exceeds $50,000.

              11.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold Seller harmless from and against any loss, cost, expense or damage suffered by Seller (including reasonable attorneys' fees) resulting from or arising out of the breach of any representation or warranty made by Buyer under this Agreement or any other agreement with or in favor of Seller. Buyer's obligation under this Section with respect to the breach of any representations or warranties under
Section 6 shall become effective only after and to the extent that the total amount of claim for what Seller is entitled to indemnification exceeds $50,000.

              11.3 NOTICE AND RESOLUTION OF CLAIMS. An indemnified party hereunder shall give notice to the indemnifying party promptly of any claim and within fourteen (14) days of receipt of notice of any lawsuit for which recovery may be sought under this Section 11. If such indemnify shall arise from the claim of a third party, the indemnified party shall tender defense of such claim and the indemnifying party shall assume the defense of any such claim or any litigation resulting from such claim.

              The indemnifying party shall take all steps necessary in the defense or settlement of such claim or litigation but shall notify the indemnified party prior to any settlement that does not include a full and final release from all liability associated with such claim or litigation.

              11.4 DEFENSE OF THIRD PARTY CLAIMS. Failure by the indemnifying party to acknowledge its assumption of the defense of any claim or litigation by a third party within fifteen (15) days after notice thereof shall have been given to the indemnifying party, shall be deemed a waiver by the indemnifying party of its right to defend such claim or litigation. The indemnified party may defend against such claim or litigation in such manner as it may deem appropriate and may settle such claim or litigation on terms as it may deem appropriate.

              11.5 ARBITRATION. Any dispute under this Agreement or under the Consulting and Noncompetition Agreements or under the Noncompetition Agreement shall be submitted to arbitration conducted in accordance with the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA"). The parties shall submit the dispute to the Milwaukee regional office of the AAA and the situs of the arbitration shall be Milwaukee. The arbitration shall be conducted by a single arbitrator. The parties shall appoint the single arbitrator to arbitrate the dispute within ten (10) business days of the submission of the dispute.

In the absence of agreement as to the identity of the single arbitrator to arbitrate the dispute within such time, the AAA is authorized to appoint an arbitrator in accordance with the Rules, except that the arbitrator shall have as his principal place of business the Milwaukee metropolitan area.

              Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom.

              Any arbitration award shall be paid within ten (10) business days after the award has been made, together with interest, if not paid within such ten day period, at the rate of ten percent (10%) per annum commencing upon the expiration of such ten day period. Judgment upon the award may be entered in any federal or state court having jurisdiction over the parties.

              11.6 COSTS OF ENFORCEMENT. In the event of any suit or proceeding seeking to enforce the terms, covenants, or conditions of this Agreement or under the Consulting and Noncompetition Agreements or under the Noncompetition Agreement, the prevailing party shall, in addition to all other remedies and relief that may be available under the applicable agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by an arbitrator or the court.

              11.7 EXCLUSIVITY OF REMEDY; LIMITATIONS ON AMOUNT. A parties' right to indemnification under this Section 11 shall be the exclusive remedy with respect to any matter otherwise indemnifiable hereunder. In no event shall either parties' obligations to the other (except for any such claim arising out of Buyer's obligation to pay the Purchase Price) under this Section 11 exceed in the aggregate $300,000. The indemnification provisions and limitations set forth in this Section 11 shall not apply to the covenants set forth in Section 7 of this Agreement.

         12.  MISCELLANEOUS MATTERS.

              12.1 AMENDMENT. This Agreement may not be amended or otherwise altered except pursuant to an instrument in writing signed by each of the parties. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns, provided that no party shall assign any of its rights, privileges or obligations hereunder without prior written consent of the other.

              12.2 NOTICES. Any notice, request or instruction to be given hereunder by any party to the other shall be in writing and delivered personally or sent by overnight carrier or by registered or certified mail, postage prepaid,

          If to Seller:                     Ag-Bag International Limited
                                            2320 SE Ag-Bag Lane
                                            Warrenton, OR  97146
                                            Attn:  Mike Schoville, CEO

          With a copy to:                   Schwabe, Williamson & Wyatt, P.C.
                                            Suites 1600-1900 PacWest Center
                                            1211 SW Fifth Avenue

                                            Portland, OR  97204
                                            Attn:  Mark A. Long

          If to Buyer:                      Miller St. Nazianz, Inc.
                                            511 East Main Street
                                            St. Nazianz, WI  54232-0127
                                            Attn:  John C. Miller, President

          With a copy to:                   Whyte Hirschboeck Dudek S.C.
                                            555 East Wells Street, Suite 1900
                                            Milwaukee, WI  53202
                                            Attn:  James R. Lowe

unless Buyer or Seller shall have given notice as provided herein of a different address.

              12.3 HEADINGS AND SCHEDULES. The headings contained in this Agreement are for reference purposes only and are not to be considered in interpreting this Agreement. The Exhibits and Schedules are incorporated into and are made a part of this Agreement.

              12.4 ENTIRE AGREEMENT. This instrument, and the Exhibits and Schedules referred to herein, contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments and writings, except for any non-disclosure or confidentiality agreements heretofore entered into between the parties.

              12.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

              12.6 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Wisconsin.

              12.7 EXPENSES. Each party shall pay its own expenses incident to preparation for entering into and carrying this Agreement into effect and for consummating the transactions contemplated herein.

              12.8 ASSIGNMENT. This Agreement shall not be assigned by either party without the written consent of the other party and any attempted assignment without such written consent shall be null and void and without legal effect.

              12.9 SEVERABILITY. The parties agree that if any provision of this Agreement shall, under any circumstances, be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly.


                                       15
              IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and sealed as of the day and year first above written.


                                AG-BAG INTERNATIONAL LIMITED
                                By:    /s/ LARRY INMAN
                                       ---------------------------------------
                                       Larry Inman, Chairman of the Board &
                                          President

                                By:    /s/ MICHAEL SCHOVILLE
                                       ---------------------------------------
                                       Michael Schoville, CEO

                                MILLER ST. NAZIANZ, INC.
                                By:    /s/ JOHN MILLER
                                       ---------------------------------------
                                       John Miller, President

                            List of Omitted Exhibits
                            ------------------------

Exhibit No.
-----------
   1.1      Schedule of Purchased Assets & Permitted Encumbrances

   1.2      Schedule of Excluded Assets

   2.2      Schedule of Purchase Price Allocation

   5.9      Schedule of Litigation and Proceedings

   5.13     Schedule of Contracts and Commitments













































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